UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
______________________

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
10x Genomics, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) and 0-11.

April 29, 2022
To Stockholders of 10x Genomics, Inc.:
Our 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”) will be held on Wednesday, June 15, 2022 at 1:30 p.m. PDT. The 2022 Annual Meeting will be conducted exclusively online via a live webcast. You will be able to attend the meeting, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/TXG2022. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting physically in person. The attached notice and proxy statement describe the formal business to be transacted at the meeting.
Whether or not you attend the virtual 2022 Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to vote promptly and submit your proxy via regular mail, online or by telephone. The 2022 Annual Meeting is being held so that stockholders may consider:
Proposal One: the election of the three Class III directors listed in the accompanying proxy statement, each to serve a three-year term expiring at the 2025 annual meeting of stockholders or until such director's successor is duly elected and qualified or until such director's earlier death, resignation, disqualification or removal;
Proposal Two: the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
Proposal Three: a vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers.
The Board recommends that you vote FOR the election of each of the nominees named in Proposal One of the accompanying proxy statement and FOR each of Proposals Two and Three. Information about the matters to be acted upon at the 2022 Annual Meeting is contained in the accompanying proxy statement.
On behalf of the board of directors and the officers and employees of 10x Genomics, Inc., I would like to take this opportunity to thank our stockholders for their continued support.

Sincerely,

Serge Saxonov
Chief Executive Officer and Director

Table of Contents

10x Genomics, Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Notice is hereby given that our 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”) will be held virtually via live webcast on the Internet on Wednesday, June 15, 2022 at 1:30 p.m. PDT for the following purposes:
1.Election of the three Class III directors listed in the accompanying proxy statement, each to serve a three-year term expiring at the 2025 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal;
2.Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.A vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers; and
4.To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
These proposals are more fully described in the proxy statement ("Proxy Statement") following this Notice of Internet Availability of Proxy Materials ("Notice").
Our board of directors recommends that you vote: (i) FOR the election of the respective nominees for Class III directors named in the Proxy Statement to serve as directors of the company; (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and (iii) FOR the non-binding, advisory resolution approving the compensation of our named executive officers. You will be able to attend the meeting, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/TXG2022.
Our board of directors has fixed the close of business on April 22, 2022 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the 2022 Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the 2022 Annual Meeting.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2022 Annual Meeting, we urge you to submit your vote via regular mail, online or via telephone as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to your electronic proxy materials, or the enclosed proxy card or voting instructions. We encourage you to vote by internet or telephone. It is convenient, conserves paper and saves 10x Genomics, Inc. postage and other costs. Returning the proxy does not deprive you of your right to attend the 2022 Annual Meeting and to vote your shares at the 2022 Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.
Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting to Be Held on June 15, 2022. Our proxy materials, including the Proxy Statement and Annual Report on Form 10-K, are available free of charge at www.proxyvote.com.

By order of the board of directors,

Serge Saxonov
Chief Executive Officer and Director
April 29, 2022
Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about April 29, 2022.

10X GENOMICS, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
June 15, 2022
IMPORTANT INFORMATION REGARDING DELIVERY OF PROXY MATERIALS
The Securities and Exchange Commission (the “SEC”) has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:
•the full set delivery option; or
•the notice only option.
A company may use a single method for all of its stockholders or use full set delivery for some while adopting the notice only option for others. In connection with our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), we have elected to use the notice only option.
Full Set Delivery Option
Under the full set delivery option, which we have elected NOT to use for the 2022 Annual Meeting, a company delivers all proxy materials to its stockholders by mail as it would have done prior to the change in the rules. In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website. Although we have elected to use the notice only option in connection with the 2022 Annual Meeting, we may choose to use the full set delivery option in the future.
Notice Only Option
Under the notice only option, a company must post all proxy materials on a publicly-accessible website. Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Materials.” The notice includes, among other things:
•information regarding the date and time of the 2022 Annual Meeting of stockholders as well as the items to be considered at the meeting;
•information regarding the website where the proxy materials are posted; and
•various means by which a stockholder can request paper or e-mail copies of the proxy materials.
By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of paper products. As stated above, in connection with our 2022 Annual Meeting, we have elected to use the notice only option. Accordingly, you will not receive all proxy materials by mail. These proxy materials include the Notice relating to the 2022 Annual Meeting, Proxy Statement, proxy card and our Annual Report on Form 10-K, which are available at www.proxyvote.com. If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.
ABOUT THE MEETING
Our 2022 Annual Meeting will be held on Wednesday, June 15, 2022, at 1:30 p.m. PDT. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the 2022 Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/TXG2022. In order to vote or submit a question during the 2022 Annual Meeting, you will need to follow the instructions posted at www.proxyvote.com and will need the 16-digit control number included on your Notice or proxy card. If you do not have a 16-digit control number, you will only be able to listen to the meeting and will not be able to vote or submit your questions during the meeting. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/TXG2022.

A replay of the 2022 Annual Meeting will be posted as soon as practical on our investor relations website: https://investors.10xgenomics.com/.
Why am I receiving these materials?
Our board of directors is providing these proxy materials to you in connection with the solicitation by our board of directors of proxies for use at our 2022 Annual Meeting, which will take place on June 15, 2022. Stockholders are invited to attend the 2022 Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), as filed with the SEC on February 18, 2022. The Notice includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone or how to request a paper copy of the proxy materials. This Proxy Statement and the Annual Report are available at www.proxyvote.com.
What is the purpose of the 2022 Annual Meeting?
At our 2022 Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, consisting of (1) the election of the three Class III directors listed in the accompanying proxy statement; (2) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; (3) a vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers; and (4) any other matters that properly come before the meeting.
Who is entitled to vote at the 2022 Annual Meeting?
Only holders of our common stock as of the close of business on April 22, 2022, the record date, are entitled to receive notice of, to attend and participate, and to vote at the 2022 Annual Meeting. In deciding all matters at the 2022 Annual Meeting, each stockholder will be entitled to one vote for each share of our Class A common stock and ten votes for each share of our Class B common stock owned as of the record date. We do not have cumulative voting rights for the election of directors. As of the record date, there were 93,912,126 shares of our Class A common stock and 19,446,465 shares of our Class B common stock outstanding and entitled to vote. We do not have any outstanding shares of preferred stock. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder electronically during the 2022 Annual Meeting at www.virtualshareholdermeeting.com/TXG2022 when you enter the 16-digit control number that is shown on your Notice or on your proxy card if you elected to receive proxy materials by mail.
What constitutes a quorum?
The presence at the meeting or representation by proxy of the holders of common stock representing a majority of the voting power of the issued and outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. Virtual attendance at our 2022 Annual Meeting constitutes presence in person for purposes of a quorum at the meeting. Each of (a) the shares held by each stockholder who properly submits a proxy, (b) shares represented by broker non-votes that are present in person or represented by proxy and entitled to vote at the 2022 Annual Meeting and (c) votes to ABSTAIN will be counted for purposes of determining the presence of a quorum at the 2022 Annual Meeting.
If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the 2022 Annual Meeting, a majority of the shares so represented may adjourn the 2022 Annual Meeting from time to time without further notice.
What vote is required to approve each item?
The affirmative vote of holders of a majority of the voting power of the shares of stock present or represented by proxy and entitled to vote on the matter is required for (a) each of the nominees named in this Proxy Statement in order to be elected as a Class III director, (b) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, (c) the approval of the non-binding, advisory vote to approve the compensation of our named executive officers and (d) the approval of any other matter that may be properly submitted to a vote of our stockholders.

The inspector of election for the 2022 Annual Meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall count and tabulate ballots and votes and determine the results thereof.

How are broker non-votes and abstentions treated?
As discussed above, proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. However, broker non-votes are not counted as voted either for or against a proposal and, as such, will not affect the outcome of the vote on any proposal. In addition, because our amended and restated bylaws require the vote of a majority of the voting power of the stock present in person or by proxy and entitled to vote on the subject matter for the approval of the proposals, a stockholder who signs and submits a proxy is “present” and “entitled to vote.” Therefore, an abstention will have the same effect as a vote “Against” each proposal.
A “broker non-vote” will occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. A broker is authorized to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, but is not authorized to vote shares held for a beneficial owner on “non-routine” matters without instructions from the beneficial owner of those shares. The only “routine” proposal on which your broker is entitled to vote your shares if no instructions are received from you is Proposal Two, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Proposals One and Three are each considered a “non-routine” matter. If you do not provide your broker with specific instructions on how to vote your shares, the broker that holds your shares will not be authorized to vote on Proposal One or Proposal Three. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the 2022 Annual Meeting.
What are the Board of Directors’ recommendations?
As more fully discussed under the section titled “Matters to Come Before the 2022 Annual Meeting,” our board of directors recommends a vote FOR the election of the respective nominees for Class III directors named in the Proxy Statement to serve as directors of the company until our annual meeting of stockholders in 2025 or until his or her successor has been duly elected and qualified or until his or her earlier resignation, retirement, death, disqualification or removal; FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.
Unless contrary instructions are indicated on the enclosed proxy card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of the respective nominees for Class III directors named in this Proxy Statement; (2) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; (3) FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and (4) in accordance with the recommendation of our board of directors, FOR or AGAINST all other matters as may properly come before the 2022 Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy card, such shares will be voted in accordance with the specification made.
How do I vote?
You may vote by following the instructions set forth in the Notice or on your proxy card or, if you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. You may access the Notice, proxy materials and our Annual Report to stockholders at www.proxyvote.com. If you are a street name holder, the availability of telephone or internet voting will depend upon your bank’s, broker’s or other holder of record’s voting process.
Can I change my vote after I return my proxy card?
Yes. The giving of a proxy does not eliminate the right to vote at the 2022 Annual Meeting should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy by (1) voting at the 2022 Annual Meeting, (2) filing a written revocation or (3) submitting a duly executed proxy bearing a later date than the proxy being revoked with our Secretary at our headquarters.

If your shares of our Class A common stock are held in street name through a broker, bank or other nominee, you should contact the record holder of your shares regarding how to revoke your proxy or change your vote.
Who pays for costs relating to the proxy materials and annual meeting of stockholders?
The costs of preparing, assembling and mailing the proxy materials, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation for such tasks in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing. The costs of holding the 2022 Annual Meeting will also be borne by us.
What does it mean if I received more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within 10x Genomics, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:
10x Genomics, Inc.
Attn: Secretary
6230 Stoneridge Mall Road
Pleasanton, CA 94588
(925) 401-7300
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
How can I find out the results of the voting at the 2022 Annual Meeting?
Voting results will be tabulated and certified by the inspector of elections appointed for the 2022 Annual Meeting. Preliminary voting results will be announced at the 2022 Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the 2022 Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Independence
Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of an offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of Nasdaq, a director will only qualify as an “independent director” if the company’s board of directors determines that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Sri Kosaraju, Mathai Mammen, Kimberly Popovits, Bryan Roberts, John Stuelpnagel and Shehnaaz Suliman, representing six of our eight directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” There are no family relationships among any of our executive officers or directors.
Each of the audit committee, compensation committee and nominating and corporate governance committee of our board of directors are comprised entirely of directors determined by the board of directors to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.
Board of Directors Leadership Structure
Our board of directors is currently chaired by John Stuelpnagel. As a general policy, our board of directors believes that separation of the positions of chairman of our board of directors and Chief Executive Officer and President (a) reinforces the independence of our board of directors from management, (b) creates an environment that encourages objective oversight of management’s performance and (c) enhances the effectiveness of our board of directors which we believe strengthens the governance structure of the company as a whole. As such, Serge Saxonov serves as our Chief Executive Officer and Benjamin Hindson serves as our President while John Stuelpnagel serves as the chairman of our board of directors but is not an executive officer. We currently expect and intend the positions of chairman of our board of directors and Chief Executive Officer and President to continue to be held by separate individuals in the future.

Role of Board of Directors in Risk Oversight
Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including major operational, financial, cybersecurity, legal and reputational risk exposures. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters, cybersecurity and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks. Our board of directors believes its administration of its risk oversight function has not negatively affected the board of directors’ leadership structure.
Additionally, our board of directors has been engaged with management in monitoring the market and industry developments and other effects of the COVID-19 pandemic, and management is in regular communication with the board of directors about the assessment and management of the significant risks to the company and COVID-19 pandemic’s impact on our business.
Board Diversity
Our board of directors reflects diversity of gender, race/ethnicity, nationality, age, professional background and viewpoints. The board of directors is committed to seeking out highly qualified candidates from diverse backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The table below illustrates the diversity of our Board as of March 31, 2022. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of March 31, 2022)
Board Size:
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity:
Directors	2	6	—	—
Number of Directors who Identify in Any of the Demographic Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Undisclosed	—

Sections 301.3 and 301.4 of the California Corporations Code
Because our principal executive office is located in California, we must comply with Sections 301.3 and 301.4 of the California Corporations Code. Section 301.3 provides that a publicly held corporation, as defined in the California Corporations Code, that has its principal executive offices in California must have had at least one female director by the close of 2019 and were required to have as many as three female directors by the close of 2021, depending on the authorized number of directors. Section 301.4 provides that a publicly held corporation, as defined in the California Corporations Code, that has its principal executive offices in California must have had at least one director from an underrepresented community, as defined in Section 301.4, by the close of 2021, and may be required to have as many as three directors from underrepresented communities by the close of 2022, depending on the authorized number of directors. Failure to comply with Sections 301.3 or 301.4 can lead to the imposition of fines. We were not in compliance with Section 301.3 for 2021. We were in compliance with Section 301.4 for

2021. Subsequent to December 31, 2021, Section 301.4 of the California Corporations Code was found to be unconstitutional by the Los Angeles County Superior Court in California.
Board of Directors and Committee Meetings
During 2021, our board of directors held five meetings (including regularly scheduled and special meetings) and acted by written consent twice, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. It is the policy of our board of directors to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Two members of our board of directors attended last year’s annual meeting.
Board of Directors Committees
Our board of directors has four standing committees: the audit committee; the compensation committee; the mergers and acquisitions committee; and the nominating and corporate governance committee. The audit committee, the compensation committee and the nominating and corporate governance committee are each governed by a charter which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://investors.10xgenomics.com/ in the “Governance” section of our Investors webpage. The mergers and acquisitions committee is not governed by a charter. We intend to post any amendments to the charters for each applicable committee on the same website. We believe that the composition of each of the audit committee, the compensation committee and the nominating and corporate governance committee meets the applicable criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the Nasdaq rules and SEC rules and regulations. We intend to continue to comply with Nasdaq requirements with respect to committee composition of independent directors. Each committee has the composition and responsibilities described below.
Audit Committee
The members of our audit committee are Mr. Kosaraju and Drs. Roberts and Stuelpnagel, with Mr. Kosaraju serving as the chairperson. The composition of our audit committee meets the requirements for independence under the current Nasdaq listing rules and Rule 10A-3 of the Exchange Act. Each member of our audit committee is financially literate and a person with appropriate accounting or related financial management expertise as required by the Nasdaq listing rules. In addition, our board of directors has determined that Mr. Kosaraju is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K of the Securities Act of 1933, as amended. This designation does not impose on such directors any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. During 2021, our audit committee held six meetings and acted by written consent once. Our audit committee is directly responsible for, among other things:
•appointing, retaining, compensating and overseeing the work of our independent registered public accounting firm;
•assessing the independence and performance of our independent registered public accounting firm;
•reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we will file with the SEC;
•pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•reviewing policies and practices related to risk assessment and management;
•reviewing our accounting and financial reporting policies and practices and accounting controls, as well as compliance with legal and regulatory requirements;
•reviewing, overseeing, approving or disapproving any related-person transactions;
•reviewing our cybersecurity readiness and other policies and procedures related to data governance;

•reviewing with our management the scope and results of management’s evaluation of our disclosure controls and procedures and management’s assessment of our internal control over financial reporting, including the related certifications to be included in the periodic reports we will file with the SEC; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters, or other ethics or compliance issues.
Compensation Committee
The members of our compensation committee are Ms. Popovits and Drs. Roberts and Stuelpnagel, with Dr. Stuelpnagel serving as the chairperson. Each of Ms. Popovits and Drs. Roberts and Stuelpnagel is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act and meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. During 2021, our compensation committee held nine meetings and acted by written consent on six occasions. Since 2021, our compensation committee has engaged Aon's Human Capital Solutions practice, a division of Aon plc ("Aon"), as its independent compensation consultant to assist with its duties, including providing input on the compensation peer group selection, insight into competitive compensation practices and advice on executive compensation programs and decisions. See the section titled “Role of the Compensation Consultant” below for further information. Our compensation committee is responsible for, among other things:
•reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•acting as an administrator of our equity incentive plans;
•reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans;
•reviewing the risks that may arise from our compensation programs; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.
Mergers and Acquisitions Committee
The members of our mergers and acquisitions committee are Mr. Kosaraju and Drs. Suliman and Stuelpnagel, with Mr. Kosaraju serving as the chairperson. Our mergers and acquisitions committee did not meet in 2021. The chairperson and members of the mergers and acquisition committee were not compensated for their service on the committee in 2021. Our mergers and acquisitions committee assists the board of directors in reviewing, assessing and, in some circumstances, approving potential mergers, acquisitions, divestitures and other similar strategic transactions and meets on an ad hoc basis.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Drs. Mammen and Suliman, with Dr. Suliman serving as the chairperson. During 2021, our nominating and corporate governance committee held three meetings and acted by written consent once. Our nominating and corporate governance committee is responsible for, among other things:
•identifying, evaluating and recommending candidates for membership on our board of directors, including the consideration of nominees submitted by stockholders, and to each of the board’s committees;
•reviewing and evaluating the adequacy of our Corporate Governance Guidelines;
•overseeing the process of evaluating the performance of our board of directors; and
•assisting our board of directors on corporate governance matters.
It is the policy of the nominating and corporate governance committee of our board of directors to consider recommendations for candidates to our board of directors from stockholders. The nominating and corporate governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources. The nominating and corporate governance committee may propose to our board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to our board of directors. In the future, the nominating and corporate governance committee may pay fees to third parties to assist in identifying or evaluating director candidates.
The nominating and corporate governance committee seeks to identify as candidates for director persons with a reputation for and record of integrity and good business judgment and across their nominations, seeks to represent a mix of backgrounds and experiences that will enhance the quality of the deliberations and decisions of our board of directors as a whole. The nominating and corporate governance committee considers the nature of the expertise and experience required for the performance of the duties of a director of the company, and such matters as the candidate’s relevant business and industry experience, professional background, age, current employment, community service and other board service. Overall, the nominating and corporate governance committee seeks to include a diversity of experience, background, gender, age and ethnicity to ensure that a broad range of views are considered.
In addition, the nominating and corporate governance committee shall take into account all factors it considers appropriate in recommending candidates for election to the board of directors, which may include:
•The current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors.
•Such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.
•Other factors that the nominating and corporate governance committee deems appropriate.
The nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors:
•The highest personal and professional ethics and integrity.
•Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•Skills that are complementary to those of the existing board of directors.
•The ability to assist and support management and make significant contributions to the company’s success.
•An understanding of the fiduciary responsibilities that are required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
•If the nominating and corporate governance committee determines that an additional or replacement director is required, the nominating and corporate governance committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, our board of directors or management.
Stockholder Recommendations for Nominations to the Board of Directors
A stockholder that wants to recommend a candidate for election to the board of directors should direct the recommendation in writing by letter to 10x Genomics, Inc., attention of the Secretary, at 6230 Stoneridge Mall Road, Pleasanton, California 94588. The recommendation should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and 10x Genomics, Inc. and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, as well as personal references.
A stockholder that instead desires to nominate a person directly for election to the board of directors at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.03 of our amended and restated bylaws and the rules and regulations of the SEC. Section 2.03 of our amended and restated bylaws requires that a stockholder who seeks to nominate a candidate for director must provide a written notice to the Secretary of the company not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. That notice must state the information required by Section 2.03 of our amended and restated bylaws, and otherwise must comply with applicable federal and state law. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notices. The Secretary of the company will provide a copy of the bylaws upon request in writing from a stockholder. “Public announcement” shall mean disclosure (a) in a press release released by us, provided that such press release is released by us following our customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by us with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
Stockholders also have the right under our amended and restated bylaws to propose director candidates for consideration by the committee or our board of directors and also directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth in the section of this Proxy Statement titled “Proposals of Stockholders for our 2023 Annual Meeting.”
Compensation Committee Interlocks and Insider Participation
During 2021, Ms. Popovits and Drs. Roberts and Stuelpnagel served on our compensation committee. None of the members of our compensation committee is or has been an officer or employee of the company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at https://investors.10xgenomics.com/ in the “Governance” section of our Investors webpage. We intend to post any amendments to our Corporate Governance Guidelines or Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website.
Communications with the Board of Directors
Our board of directors believes that management speaks for 10x Genomics, Inc. Individual board members may, from time to time, communicate with various constituencies that are involved with the company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.
In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at 6230 Stoneridge Mall Road, Pleasanton, California 94588. Our Secretary monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Our board of directors generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of company management, as our Secretary considers appropriate.
Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.
This procedure for stockholder and other interested party communications with the non-management directors is administered by the company’s nominating and corporate governance committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to the audit committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
In 2021, each of our non-employee directors was entitled to annual compensation in accordance with the following non-employee director compensation policy.
Cash compensation under our non-employee director compensation policy includes:
•an annual cash retainer of $40,000 (increased to $50,000 effective April 29, 2022); and
•the non-employee director serving as chair of our board of directors and each non-employee director serving as a member or chair, as applicable, of the following committees of our board of directors receive the following additional annual retainers:
•Chair of the Board of Directors: $40,000 (increased to $50,000 effective April 29, 2022)
•Audit Committee Chair: $20,000
•Audit Committee Member: $10,000
•Compensation Committee Chair: $15,000
•Compensation Committee Member: $7,500
•Nominating and Corporate Governance Chair: $10,000; and
•Nominating and Corporate Governance Member: $5,000.
All cash retainers are paid quarterly in arrears and prorated for any partial service or adjustment to annual retainer amount.
Equity compensation under our non-employee director compensation policy includes initial equity awards and annual equity awards as described below.
•Each non-employee director who is initially elected or appointed to our board of directors on any date other than the date of an annual meeting is automatically granted (x) a number of restricted stock units that will, upon vesting, settle in shares of our Class A common stock, which number is determined by dividing $200,000 by the average closing price per share of Class A common stock over the first twenty trading days of the month that immediately follows the month in which such non-employee director’s initial election or appointment occurs and (y) a nonqualified stock option under which the non-employee director will, upon vesting, be entitled to exercise such option to purchase a number of shares of our Class A common stock calculated by dividing $200,000 by the average closing price per share of our Class A common stock over the first twenty trading days of the month that immediately follows the month in which such non-employee director’s initial election or appointment occurred and then multiplying the quotient thereof by 2.5, for a per share exercise price equal to the fair market value (as defined in our 2019 Omnibus Incentive Plan) of a share of Class A common stock on the date of grant. Each initial award of stock options shall vest as to one-third of such award on the first anniversary of the date of the non-employee director awardee’s initial election or appointment to our board of directors and thereafter vest in equal monthly installments for the following two years. Each initial award of restricted stock units shall vest as to one-third of such award on the first anniversary of the first to occur, on or following the date on which such initial award is granted, of February 21, May 21, August 21 or November 21 following the initial award grant date and thereafter vest in equal quarterly installments for the following two years.
•Each non-employee director who serves on the Board as of the date of any annual meeting of the company’s stockholders and will continue to serve as a non-employee director immediately following such annual meeting is automatically granted, on the date of such annual meeting, (x) a number of restricted stock units that will, upon vesting, settle in shares of our Class A common stock, which number is determined by dividing $100,000 by the average closing price per share of Class A common stock over the twenty trading days commencing on the first day of the most recent open trading window preceding such annual meeting and (y) a nonqualified stock option under which the non-employee director will, upon vesting, be entitled to exercise such option to purchase a number of shares of our Class A common stock calculated by dividing $100,000 by the average closing price per share of Class A common stock over the twenty trading days commencing on the first day of the first open trading window preceding such annual meeting and then multiplying the quotient thereof by 2.5, for a per share exercise price equal to the fair market value (as defined in our 2019 Omnibus Incentive Plan) of a share of our Class A common stock on the date of such annual meeting. A non-employee director elected for the first time to our board of directors at an annual meeting shall only receive an annual award in connection with such election, and shall not receive any initial award (as described above). Each annual award of stock options shall vest in twelve equal monthly installments following the date of the annual meeting on which such annual award is granted. Each annual award of restricted stock units shall vest in four equal quarterly installments following the date of the annual meeting on which such annual award is granted, with one fourth of such annual award of restricted stock units vesting on the first to occur, on or following the date of the annual meeting on which such annual award is granted, of February 21, May 21, August 21 or November 21 following the date of such annual meeting, and one fourth of each annual award of restricted stock units vesting quarterly thereafter.
•In each case, the equity awards granted will vest in full immediately prior to the occurrence of a change in control.
Our directors are not paid any fees for attending meetings. However, our directors are eligible for reimbursement for travel and lodging expenses associated with attendance at board or committee meetings.
The following table provides information regarding compensation earned during the fiscal year ended December 31, 2021 by each non-employee director for his or her service on the board of directors and any committee(s). Our employee directors receive no additional compensation for serving on our board of directors. The compensation paid to Dr. Saxonov for serving as our Chief Executive Officer and Dr. Hindson for serving as our President and Chief Scientific Officer is set forth in the Summary Compensation Table in the Executive Compensation section below.
Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Sri Kosaraju	60,000	120,944	185,131	366,075
Mathai Mammen	45,000	120,944	185,131	351,075
Kimberly J. Popovits	47,500	120,944	185,131	353,575
Bryan E. Roberts	57,500	120,944	185,131	363,575
John R. Stuelpnagel(3)	105,000	120,944	185,131	411,075
Shehnaaz Suliman	50,000	120,944	185,131	356,075
____________
(1)The fees paid to non-employee directors are described above under the heading “Non-Employee Director Compensation Policy.”
(2)The amounts shown represent the grant date fair value of the equity awards granted to our non-employee directors in fiscal year 2021, as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair value of the equity awards granted to our non-employee directors in fiscal year 2021, see Note 9 of Notes to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2021. There can be no assurance that options will be exercised or that the restricted stock units ("RSUs") will vest in full (in which case no value with respect to such options or RSUs will be realized by the individual) or that the value upon exercise or upon vesting, as applicable, will approximate the fair value as computed in accordance with FASB ASC Topic 718. As of December 31, 2021, the aggregate number of outstanding stock options to purchase shares of our Class A common stock held by each of our non-employee directors who served during fiscal year 2021 included: Mr. Kosaraju, 115,162; Dr. Mammen, 205,995; Ms. Popovits, 16,325; Dr. Roberts, 45,995; Dr. Stuelpnagel, 5,995; and Dr. Suliman, 105,995. As of December 31, 2021, the aggregate number of outstanding RSUs which vest and settle into shares of our Class A common stock held by each of our non-employee directors who served during fiscal year 2021 included: Mr. Kosaraju, 313; Dr. Mammen, 313; Ms. Popovits, 313; Dr. Roberts, 313; Dr. Stuelpnagel, 313; and Dr. Suliman, 313.

MATTERS TO COME BEFORE THE 2022 ANNUAL MEETING
PROPOSAL ONE:
Election of Directors
Board of Directors Composition
Our board of directors currently consists of eight members, with staggered three-year terms, pursuant to our amended and restated certificate of incorporation and amended and restated bylaws. Directors in Class III will stand for election at the 2022 Annual Meeting. The terms of office for directors in Class I and Class II will expire at our Annual Meetings of Stockholders to be held in 2023 and 2024, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the three Class III nominees named below and currently serving as a director in Class III, be elected as a Class III director for a three-year term expiring at our 2025 Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified, or until their earlier death, resignation, disqualification or removal.

Name	Age	Position
Serge Saxonov	45	Chief Executive Officer and Director
Benjamin J. Hindson	47	Chief Scientific Officer, President and Director
John R. Stuelpnagel(1)(2)(3)	64	Chairman of our Board of Directors
Sri Kosaraju(1)(3)	44	Director and Director Nominee
Mathai Mammen(4)	54	Director and Director Nominee
Kimberly J. Popovits(2)	63	Director
Bryan E. Roberts(1)(2)	55	Director
Shehnaaz Suliman(3)(4)	50	Director and Director Nominee
____________
(1)Member of our audit committee.
(2)Member of our compensation committee.
(3)Member of our mergers and acquisitions committee.
(4)Member of our nominating and corporate governance committee.
Nominees
Sri Kosaraju has served on our board of directors since April 2019. Mr. Kosaraju has served as President and Chief Executive Officer of Inscripta since October 2020. Previously, Mr. Kosaraju served as President of Penumbra from August 2019 to May 2020, Chief Financial Officer from May 2015 to November 2019 and as Head of Strategy from May 2015 to August 2019. Mr. Kosaraju has served on the board of Nevro Corp. since August 2021. Prior to joining Penumbra, he worked in investment banking for J.P. Morgan Securities LLC from 1999 to May 2015, where he held a variety of positions with successively greater responsibility, most recently Managing Director of Equity Capital Markets, Head of Healthcare Equity Capital Markets and co-Head of Technology, Media, Telecom Equity Capital Markets. Prior to entering J.P. Morgan’s equity capital markets group in 2006, Mr. Kosaraju served in various practice groups at J.P. Morgan, including Equity Derivatives from 2003 to 2006 and Technology, Media, Telecom Investment Banking Coverage from 1999 to 2003. He received a B.S. from Massachusetts Institute of Technology in 1999.
We believe that Mr. Kosaraju is qualified to serve on our board of directors because of his experiences in finance and the healthcare sector, including serving as an executive at a publicly traded healthcare technology company.
Mathai Mammen, M.D., Ph.D. has served on our board of directors since August 2017. Dr. Mammen has served as Executive Vice President, Pharmaceuticals, R&D, Johnson & Johnson since January 2022 and previously served as global head, R&D at the Janssen Pharmaceutical Companies of Johnson & Johnson from June 2017 to January 2022. Prior to joining Janssen Pharmaceutical Companies, Dr. Mammen was Senior Vice President at Merck Research Laboratories from March 2016 to June 2017. Prior to Merck, Dr. Mammen led research and development at Theravance, a company he co-founded in 1997 until March 2016. In 2014, he and the Theravance Leadership Team separated Theravance into two publicly traded companies: Innoviva and Theravance Biopharma. Dr. Mammen received his M.D. from Harvard Medical School/Massachusetts Institute of Technology (HST program) and his Ph.D. in Chemistry from Harvard University’s Department of Chemistry. He received his B.Sc. in Chemistry and Biochemistry from Dalhousie University in Halifax, Nova Scotia.

We believe Dr. Mammen is qualified to serve on our board of directors because of his significant academic training and current and previous experience serving as a director and co-founder of another life sciences company, as well as his operating experience with several life sciences companies.
Shehnaaz Suliman, M.D., M.Phil., M.B.A. has served on our board or directors since August 2019. In addition, Dr. Suliman has served on the board of directors for Ultragenyx Pharmaceutical Inc. since January 2019. She has served as Chief Executive Officer and a member of the board of directors of ReCode Therapeutics since January 2022. Previously, she served as President and Chief Operating Officer of Alector, Inc. from December 2019 to January 2022 and as interim Chief Business Officer of Alector, Inc. from January 2020 to January 2022. Dr. Suliman served as Senior Vice President, Corporate Development and Strategy of Theravance Biopharma, Inc., from July 2017 to March 2019. Prior to her position at Theravance, Dr. Suliman worked for Roche and Genentech, Inc., as Group Leader and Project Team Leader in the R&D Portfolio Management and Operations Group at Genentech from September 2010 to May 2015 and then as Vice President and Global Therapeutic Area Head, Roche Partnering from June 2015 to July 2017. Prior to Genentech, Dr. Suliman held various management roles of increasing responsibility at Gilead Sciences, Inc., between January 2005 and September 2010. Prior to Gilead, Dr. Suliman was an investment banker with Lehman Brothers and Petkevich & Partners. She has previously served as a member of the board of directors of Parvus Therapeutics, Inc., a private biopharmaceutical company from October 2017 to July 2019. Dr. Suliman received her M.D. (MB, ChB) at the University of Cape Town Medical School, South Africa, and holds an M.B.A, with distinction, and M.Phil. in Development Studies degrees from Oxford University, where she was a Rhodes Scholar.
We believe that Dr. Suliman is qualified to serve on our board of directors due to her extensive operational experience with global biopharmaceutical and life sciences companies, and particularly her expertise in business development and corporate strategy.
Continuing Directors
Benjamin J. Hindson, Ph.D. co-founded 10x Genomics, Inc. in July 2012, has served as our Chief Scientific Officer and President since October 2012 and has served on our board of directors since July 2012. Dr. Hindson served as our President of Technology and Treasurer from July 2012 until October 2012 and as our Secretary from October 2012 until April 2014. Prior to co-founding our company, Dr. Hindson was Co-founder and Chief Scientific Officer of QuantaLife from August 2008 until its sale to Bio-Rad Laboratories in October 2011. From 2002 to 2008, Dr. Hindson served in various positions at Lawrence Livermore National Laboratory in the Chemical and Biological Weapons Non-proliferation Program. Dr. Hindson earned his B.Sc. in Chemistry and his Ph.D. in Chemistry from Deakin University, Australia.
We believe that Dr. Hindson is qualified to serve on our board of directors because of his experience as our co-founder, President and Chief Scientific Officer, industry knowledge, previous experience and extensive academic training.
Kimberly J. Popovits has served on our board of directors since March 2020. She served as President and Chief Executive Officer of Genomic Health, Inc., a publicly traded healthcare company, from January 2009, and as Chairman of the Board of Genomic Health, Inc. from March 2012, until the acquisition of Genomic Health, Inc. by Exact Sciences Corporation in November 2019. Ms. Popovits previously served as President and Chief Operating Officer of Genomic Health from February 2002 to January 2009. From November 1987 to February 2002, Ms. Popovits served in various roles at Genentech, Inc., most recently serving as Senior Vice President, Marketing and Sales from February 2001 to February 2002, and as Vice President, Sales from October 1994 to February 2001. Prior to joining Genentech, Ms. Popovits served as Division Manager, Southeast Region, for American Critical Care, a Division of American Hospital Supply, a supplier of healthcare products to hospitals. Ms. Popovits has served on the board of directors of the following publicly traded companies: Talis Biomedical Corporation since March 2020, where she also served as Interim Chief Executive Officer from August 2021 to November 2021, and Kiniksa Pharmaceuticals, Ltd. since February 2018. She previously served on the board of directors of the following publicly traded companies: MyoKardia, Inc. and ZS Pharma Inc. She holds a B.A. in Business from Michigan State University.
We believe that Ms. Popovits is qualified to serve on our board of directors because of her senior management experience in healthcare and biotechnology and her many years of experience with commercial strategy and capability building.
Bryan E. Roberts, Ph.D. has served on our board of directors since November 2013. Dr. Roberts joined Venrock, a venture capital firm, in 1997, where he currently serves as a Partner. Dr. Roberts currently serves as a director on the boards of several private companies. Dr. Roberts previously served on the board of directors of Castlight Health from 2011 to 2022, athenahealth from 1999 to 2009, XenoPort from 2000 to 2007, Sirna Therapeutics from 2003 to 2007, Vitae Pharmaceuticals from 2001 to 2016, Zeltiq Aesthetics from 2008 to 2016, Ironwood Pharmaceuticals from 2001 to 2016, Hua Medicine from 2010 to 2018 and Achaogen from 2004 to 2019. From 1989 to 1992, Dr. Roberts worked in the corporate finance department of Kidder,

Peabody & Co., a brokerage company. Dr. Roberts received a B.A. in Chemistry from Dartmouth College and a Ph.D. in Chemistry and Chemical Biology from Harvard University.
We believe that Dr. Roberts is qualified to serve on our board of directors because of his experiences with facilitating the growth of health care, health care IT and biotechnology companies.
Serge Saxonov, Ph.D. co-founded 10x Genomics, Inc. and has served as our Chief Executive Officer and on our board of directors since July 2012. Dr. Saxonov also served as our President from July 2012 until October 2012. Prior to co-founding our company, Dr. Saxonov was Vice President of Applications at QuantaLife, a privately-held life sciences company that developed and commercialized a droplet digital polymerase chain reaction platform, from May 2010 to April 2012. Dr. Saxonov was Founding Architect and Director of research and development at 23andMe, a privately held personal genomics and biotechnology company, from June 2006 until May 2010. Dr. Saxonov received a Ph.D. in biomedical informatics from Stanford University and an A.B. in applied mathematics from Harvard College.
We believe that Dr. Saxonov is qualified to serve on our board of directors because of his experience as our co-founder and Chief Executive Officer, industry knowledge, previous experience and extensive academic training.
John R. Stuelpnagel, D.V.M. has been Chairman of our board of directors since August 2013. In addition, Dr. Stuelpnagel co-founded and was Executive Chairman of Ariosa Diagnostics from October 2009 to January 2015 when that company was sold to Roche. He was also the Chairman of Sequenta from November 2010 to January 2015 when that company was merged with Adaptive Biotechnologies where he continued as a member of their board of directors from January 2015 to November 2017. Dr. Stuelpnagel has served as the Chairman of Fabric Genomics since August 2009, the Chairman of Inscripta since April 2017, the Chairman of Element Biosciences since September 2017, and a member of the board of directors for Encoded Therapeutics since May 2017 and Federation Bio since June 2020. Previously, Dr. Stuelpnagel co-founded Illumina in 1998 where he worked until March 2009. Prior to Illumina, Dr. Stuelpnagel was an associate at CW Group from 1997 to 1998. Dr. Stuelpnagel received his B.S. in Biochemistry and his Doctorate in Veterinary Medicine from the University of California, Davis and his M.B.A. from the University of California, Los Angeles.
We believe that Dr. Stuelpnagel is qualified to serve on our board of directors because of his experience as a co-founder of life sciences and pharmaceutical companies, previous and current experience serving as a director and executive officer of other life sciences companies and his extensive experience in business.
Vote Required
The election of Class III directors requires a majority vote of the voting power of the shares of our common stock present or represented by proxy at the 2022 Annual Meeting and entitled to vote on the subject matter. Under this requirement, in order for a nominee to be elected, the number of shares voted FOR the nominee must exceed the number of shares voted AGAINST or ABSTAIN with respect to such nominee. Broker non-votes will have no effect on this proposal. Abstentions will have the effect of a vote AGAINST the proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE ELECTION OF EACH CLASS III DIRECTOR NOMINEE SET FORTH UNDER PROPOSAL ONE

PROPOSAL TWO:
Ratification of Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2022. Ernst & Young LLP has served as our independent registered public accounting firm since 2015.
Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present or by proxy at the 2022 Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee and the audit committee may consider whether it should appoint another independent registered public accounting firm. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm if our audit committee believes that such a change would be in the best interests of the company and its stockholders.
We expect that representatives of Ernst & Young LLP will attend the 2022 Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees (1)	$2,487,097	$3,908,050
Audit-Related Fees (2)	—	—
Tax Fees (3)	422,082	403,987
All Other Fees (4)	3,390	5,095
	$2,912,569	$4,317,132
____________
(1)Audit Fees include fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)There were no Audit-Related Fees incurred for the periods presented.
(3)Tax Fees include fees in connection with tax consulting and compliance services.
(4)All Other Fees consist of a subscription fee to Ernst & Young LLP’s online research database.
Auditor Independence
In 2021, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. Without further action by the audit committee, any independent member of the audit committee may pre-approve up to $250,000, in any quarter, of certain audit and permitted non-audit services. All services performed by Ernst & Young LLP for our fiscal years ended December 31, 2021 and 2020 were pre-approved by our audit committee.

Vote Required
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote (i.e., a FOR vote) of a majority of the voting power of the shares of our common stock present or represented by proxy at the 2022 Annual Meeting and entitled to vote on the subject matter. A vote to ABSTAIN will have the same effect as a vote AGAINST the proposal. This is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS
RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP
AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022 UNDER PROPOSAL TWO

PROPOSAL THREE:
Advisory Vote on Executive Compensation
As part of the commitment of our board of directors to excellence in governance, and as required by Section 14A of the Exchange Act, our board of directors is providing the stockholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers.
As more fully described in the section of this Proxy Statement titled “Executive Compensation,” including “Compensation Discussion and Analysis” and related compensation tables, our executive compensation program is designed to attract, retain and motivate talented individuals with the executive experience and leadership skills necessary for us to increase stockholder value.
The following proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this Proxy Statement. Accordingly, we are asking our stockholders to vote for the following resolution:
“RESOLVED, that the company’s stockholders approve, on a non-binding, advisory basis, the compensation of the company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
Before you vote, we recommend that you read the Executive Compensation section of this Proxy Statement for additional details on our executive compensation programs and philosophy.
This vote is advisory, and therefore not binding on the company, our board of directors or the compensation committee. However, our board of directors and compensation committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.
Vote Required
Approval of the compensation of our named executive officers on a non-binding, advisory basis requires the affirmative vote of a majority of the voting power of the shares of our common stock present or represented by proxy at the 2022 Annual Meeting and entitled to vote thereon. Broker non-votes will have no effect on this proposal. Abstentions will have the effect of a vote AGAINST the proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF
THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS UNDER PROPOSAL THREE

AUDIT COMMITTEE REPORT
Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the audit committee of our board of directors submits the report below. The material in this report is not “soliciting material,” is not be deemed “filed” with the SEC, and is not to be incorporated by reference into any filing made by the company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the company specifically incorporates it by reference in such filing.
Audit Committee Report to Stockholders
The audit committee of the board of directors is responsible for providing independent, objective oversight of the company’s accounting functions and internal controls. The audit committee is composed of three directors, each of whom is independent as defined under the rules of Nasdaq. Our board of directors has determined that each member of the audit committee is independent, and that Mr. Kosaraju qualifies as an “audit committee financial expert” under the SEC rules. The audit committee operates under a written charter approved by the board of directors and held six meetings and acted by written consent once in fiscal year 2021. A copy of the charter is available on the company’s website at https://investors.10xgenomics.com/ in the “Governance” section of the Investors webpage.
Management is responsible for the company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the company’s financial statements in accordance with Public Company Accounting Oversight Board (“PCAOB”) standards and to issue reports thereon. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.
In connection with these responsibilities, the audit committee met with management and Ernst & Young LLP to review and discuss the December 31, 2021 audited financial statements. The audit committee also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the audit committee received the written disclosures from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with Ernst & Young LLP its independence from the company and its management.
Based on the audit committee’s discussions with management and Ernst & Young LLP, and the audit committee’s review of the representations of management and Ernst & Young LLP, the audit committee recommended that the board of directors include the audited financial statements in the company’s Annual Report on Form 10-K for fiscal year 2021 filed with the SEC.
The audit committee also has appointed, subject to stockholder ratification on an advisory basis, Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Respectfully submitted,
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF 10X GENOMICS, INC.
Sri Kosaraju, Chairman
Bryan E. Roberts
John R. Stuelpnagel

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the disclosures contained in the following “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the board of directors that the section titled “Compensation Discussion and Analysis” be included in this Proxy Statement for the 2022 Annual Meeting.
Respectfully submitted,
THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF 10X GENOMICS, INC.
John R. Stuelpnagel, Chairman
Kimberly J. Popovits
Bryan E. Roberts

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers and their respective ages as of April 29, 2022. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Serge Saxonov	45	Chief Executive Officer and Director
Justin J. McAnear	46	Chief Financial Officer
Benjamin J. Hindson	47	Chief Scientific Officer, President and Director
Bradford J. Crutchfield	59	Chief Commercial Officer
Ruth De Backer	45	Chief Business Officer
Eric S. Whitaker	55	Chief Legal Officer
For the biographies of Drs. Hindson and Saxonov, see “Matters to Come Before the 2022 Annual Meeting—Proposal One—Election of Directors—Continuing Directors.”
Justin J. McAnear has served as our Chief Financial Officer since October 2018. From August 2015 to October 2018, Mr. McAnear was the Vice President of Worldwide Finance and Operations at Tesla. From September 2013 to August 2015, Mr. McAnear served as a Finance Director at Apple in Corporate FP&A and Worldwide Operations and from February 2011 to September 2013, Mr. McAnear served as a Senior Finance Manager in Worldwide Operations. Mr. McAnear began his corporate finance career at Johnson & Johnson in August 2006 and left in February 2011. Mr. McAnear served over nine years in the U.S. Navy as an aviator and is a graduate of the U.S. Naval Academy in Annapolis, Maryland, where he earned his B.S. degree in Systems Engineering. He also holds an M.B.A. in Finance from the University of San Diego.
Bradford J. Crutchfield has served as our Chief Commercial Officer since February 2017. From June 2015 to February 2017, Mr. Crutchfield served as Qiagen’s senior vice president, life sciences business area. Prior to that, from October 2014 to April 2015, Mr. Crutchfield served as vice president and general manager, Europe, Middle East & Africa, for Illumina. From 1985 to 2014, Mr. Crutchfield held positions with Bio-Rad Laboratories including executive vice president and president of the Life Science Group. From June 2013 until October 2014, he was a director of Nanostring Technologies. Mr. Crutchfield holds a B.S. in Physiology from the University of California, Davis.
Ruth De Backer has served as Chief Business Officer of 10x Genomics since April 2020, bringing extensive experience in strategy and corporate development in the pharma and medical industries to the company. Prior to 10x Genomics, Ms. De Backer spent nearly 20 years at McKinsey & Company and rose to partner where she led McKinsey's Strategy & Corporate Finance Practice in Pharmaceuticals & Medical Products. In her tenure at McKinsey, she advised clients on a range of areas including growth strategies, capital allocation and transactions. Ms. De Backer holds a Licentiate in Law from University of Ghent, Belgium and a LL.M. from New York University.
Eric S. Whitaker has served as our Chief Legal Officer since March 2022 after serving as our General Counsel from July 2017 to March 2022. Prior to joining our company, Mr. Whitaker served as the Chief Legal Officer of Nutanix from September 2014 to May 2017, the Chief Legal Officer of SanDisk from January 2013 to September 2014, and General Counsel of Tesla from October 2010 to November 2012. Prior to these roles, Mr. Whitaker served as General Counsel for a number of technology companies since 1999. Mr. Whitaker also worked as an attorney at Latham & Watkins LLP. Mr. Whitaker holds a J.D. from Stanford Law School and a B.A. in Politics from Princeton University.

EXECUTIVE COMPENSATION
This section describes the compensation program for our named executive officers (“NEOs”), including “Compensation Discussion and Analysis,” executive compensation tables and other information.
Compensation Discussion and Analysis
This discussion and analysis summarize the material components of our executive compensation program and our compensation policies, practices and material compensation decisions for our named executive officers. Pursuant to U.S. federal securities laws, those who served as our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for the fiscal year ending December 31, 2021 are our named executive officers. Our named executive officers for 2021 are:

Serge Saxonov	Chief Executive Officer
Justin J. McAnear	Chief Financial Officer
Benjamin J. Hindson	President and Chief Scientific Officer
Bradford J. Crutchfield	Chief Commercial Officer
Eric S. Whitaker	Chief Legal Officer

Compensation Philosophy

Our mission is to accelerate the mastery of biology to advance human health. Our NEOs contributed to the company's successes in 2021, including annual sales of approximately 1,100 new instruments, annual revenue of $490.5 million, favorable resolution of multiple global litigation matters, our acquisition of Tetramer Shop ApS and our launch of five new products, including our Chromium X Series instruments and Visium FFPE solution. In addition, our customers published more than 1,300 new peer-reviewed publications in 2021. Achieving such success requires an exceptional team. Our various compensation programs are based upon the following guiding principles which enable us to build and maintain our team.
•Performance: We are committed to a pay for performance culture. We rely on incentives in the form of bonuses and equity compensation which are designed to align the interests of our executive officers more closely with those of our stockholders and to motivate such executive officers to increase stockholder value by improving corporate performance and profitability.
•Competitiveness: We compete in a highly competitive sector and must deliver competitive base salary, cash incentive and equity compensation in addition to benefits to attract, motivate and retain world-class talent. Annual total target compensation (consisting of annual base salary, annual target bonus and the annual equity awards) is intended to be consistent with competitive opportunities available to the exceptional people we seek to attract and retain.
•Fairness: Our programs are designed to be equitable across similarly situated employees, encouraging employee motivation and enabling cross functional collaboration globally to deliver on our goals and mission.

Compensation Setting Process

Role of our Compensation Committee
Our compensation committee administers our executive compensation program, making final decisions on program design and compensation changes for our executive officers. Under its charter, our compensation committee reviews, determines, approves, or makes recommendations to our board of directors regarding executive officer compensation, board compensation and compensation under our equity incentive plans. See the sections titled “Board of Directors Committees” on page 8 and “Compensation Committee” on page 9 for more information about the compensation committee and how to access its charter.

Role of Management
Our Chief Executive Officer, Chief People Officer, Chief Financial Officer and Chief Legal Officer provide our compensation committee with information on company and individual performance, competitive practices and perspectives and recommendations on compensation matters. No executive officer participates in deliberations regarding his or her own pay.
In reviewing compensation for our executive officers other than the Chief Executive Officer, including the determination of equity awards to be granted to such executive officers, our compensation committee solicits input from our Chief Executive Officer on each executive officer’s performance, strategic contributions, ability, job complexity, responsibilities and competitive opportunities. Our compensation committee values our Chief Executive Officer’s perspective and input on each executive officer’s performance and contributions to the company (other than with respect to the Chief Executive Officer's own compensation), and it is an important factor in the compensation committee’s final determinations. Similarly, the compensation committee takes into consideration the Chief Executive Officer's performance and achievement of strategic and financial goals when making decisions regarding his compensation.
Role of the Compensation Consultant
Our compensation committee has the authority to engage its own advisors in carrying out its responsibilities. In 2021, our compensation committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc ("Aon"), as its independent compensation consultant to assist with its duties, including providing input on the compensation peer group selection, insight into competitive compensation practices and advice on executive compensation programs and decisions. Representatives of Aon attend portions of meetings of the compensation committee as requested and also communicate with the compensation committee outside of meetings. Aon reports to the compensation committee rather than to management, although representatives of Aon may meet with members of management, including our Chief Executive Officer, Chief People Officer, Chief Financial Officer and Chief Legal Officer, for purposes of gathering information on proposals that management may make to the compensation committee. In 2021, Aon performed services for the company including subscriptions to broad-based compensation survey data and was paid fees for these services totaling approximately $207,200. In addition, Aon affiliates (Aon plc and its related entities) performed insurance advisory services, risk management consulting and insurance brokerage services for us during 2021, for which we paid approximately $277,300. Additional insurance premiums and related fees were paid to Aon plc and passed through to insurance companies not affiliated with Aon plc. Our compensation committee reviewed these services and considered the independence of Aon in light of SEC rules regarding conflicts of interest involving compensation consultants and Nasdaq listing standards regarding compensation consultant independence. Our compensation committee considered the following six factors, as well as other factors it deemed relevant, in order to make its determination: (i) the provision of other services to us by Aon and the Aon affiliates described above; (ii) the amount of fees Aon received from us, as a percentage of its total revenue; (iii) the policies and procedures of Aon that are designed to prevent conflicts of interest; (iv) the lack of any business or personal relationships of the Aon consultants with any member of our compensation committee; (v) the lack of any 10x Genomics, Inc. stock owned by the Aon consultants performing services for our compensation committee; and (vi) the lack of any business or personal relationships between the Aon consultants or Aon itself and any of our executive officers. Based on its review, our compensation committee determined that Aon was independent, and that Aon’s services did not raise any conflicts of interest.
Use of Competitive Data
Our compensation committee uses data on competitive compensation practices as one input into the decision making process for determining compensation decisions for our executive officers. In 2021, our compensation committee reviewed data from a peer group of companies selected to be representative of 10x Genomics, Inc. in terms of labor market, financial profile and business type. Our peer group for 2021 compensation decisions, set forth below, when compared to 2020, was updated for 2021 to remove Alnylam Pharmaceuticals, Avalara, Exact Sciences, Paylocity, Sarepta Therapeutics, Teladoc Health and Zscaler and to add Datadog, Guidewire Software, Insulet, iRhythm Technologies, NeoGenomics, Nevro, NovoCure, Repligen and Twist Biosciences. The companies selected generally had a focus on life sciences and software. Selected companies generally had annual revenues in the range of 0.5 times to 2.5 times the trailing 12 months revenues of 10x Genomics, Inc. and a 30-day average market capitalization of 0.3 times to 3.0 times that of 10x Genomics, Inc. The following are the companies selected in that list:

ACADIA Pharmaceuticals	Guardant Health	Neo Genomics
Adaptive Biotechnologies	Guidewire Software	Nevro
Alteryx	Insulet	NovoCure
Anaplan	Invitae	Penumbra
Coupa Software	iRhythm Technologies	Repligen
Datadog	Natera	Twist Biosciences
In 2021, 10x Genomics, Inc. was positioned at the 21st percentile of trailing revenues, at the 24th percentile of year-over-year revenue growth and at the 82nd percentile of 30-day average market capitalization.
Data for these companies was collected from publicly available filings and from the Aon survey database. The data was used as a lens to understand competitive opportunities on a role specific basis as one input into determining pay. In setting compensation for our named executive officers, the compensation committee considers market data in addition to performance in the role, job scope, internal pay comparisons, proprietary knowledge of the leaders in addition to the mix of pay elements between salary, bonus and equity incentives. The compensation committee does not have a formulaic approach to setting pay nor target a specific percentile with pay falling between the 25th and 75th percentiles across various pay elements and overall. While the compensation committee considers each element of pay, the focus is on total compensation to ensure overall competitiveness to attract, motivate and retain the leadership team. Though its analysis of peer group and other competitive market data informs its decisions, in keeping with our guiding principles of consistency and fairness, our compensation committee also applies its business judgment in determining the pay levels of individual executive officers in order to account for each individual’s performance and to align with shareholder interests. The additional factors considered in making individual compensation decisions are noted above and based on input from our Chief Executive Officer (other than with respect to his own compensation), who we believe is best able to evaluate the capabilities of the individual team members, as well as company performance, individual performance and experience, individual skills and expertise, each executive officer’s role and our retention and incentive objectives.
Compensation Program Design
The 2021 executive compensation program was designed with our guiding principles in mind, including the alignment of incentives for our named executive officers with the long-term interests of our stockholders. Our 2021 compensation program was composed of three primary elements: base salary, annual cash bonus opportunities and equity awards composed of stock options and restricted stock units.
•Base Salary: The base salaries of our named executive officers provide them with fixed compensation. In March 2021, our compensation committee reviewed the base salaries of our named executive officers by comparing them to named executive officer salaries based on the market assessment provided by Aon as discussed above. As a recent publicly traded company, we have been gradually shifting our compensation to be more balanced between cash and equity to more effectively compete for talent. Following the assessment and based on talent trends, the compensation committee determined it was appropriate to increase salary levels in 2021 for the named executive officers to better align to market data, to reflect the skills and experience of the team and to incentivize the continued success of our leaders in building the organization and executing on key strategic priorities.
•Annual Incentive Plan: We maintain an Annual Incentive Plan (“AIP”) for all employees, including our named executive officers. In 2021, the compensation committee refined our pay for performance focus via the AIP, including by increasing the target AIP opportunity for our Chief Executive Officer, as detailed below.
•Equity Incentives: Our named executive officers are eligible for equity awards as part of our executive compensation program. In 2021, our compensation committee granted equity awards for our named executive officers in the form of stock options and restricted stock units as detailed below. Stock options and restricted stock units link the strategic and day-to-day actions of our executive officers directly to shareholder interests by motivating such executive officers to increase shareholder value by improving corporate performance and profitability. In addition to market data, our compensation committee examines individual performance, roles and responsibilities, cash compensation opportunities, the vested and unvested retention value of our executives' current holdings, evaluates the retention risk for each of our executives as well as the relative internal alignment when making final compensation decisions.
Stockholders have the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers at our 2022 Annual Meeting. Last year, we requested the stockholders approve, on a non-binding, advisory basis, the frequency of our future “say-on-pay” votes, and, as a result of such stockholder vote, we expect to conduct the vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers once every year.
Compensation Elements
Base Salary
Base salaries for our named executive officers provide a fixed minimum level of compensation for services rendered during the year. Salary levels are reviewed annually, or upon significant changes in such named executive officer’s role and responsibilities and, with respect to our named executive officers other than the Chief Executive Officer, in consultation with our Chief Executive Officer. There is no specific formula applied to determine salary adjustments. Any adjustments are designed to reflect (a) the skills, knowledge and responsibilities required of each named executive officer, (b) the performance of the company as a whole, as well as (c) the competitive labor market conditions.
In 2020, in light of the significant uncertainties created by the COVID-19 pandemic, management recommended, and our compensation committee approved, the decision not to make any adjustments to base salaries for our named executive officers in 2020. This decision was not a reflection of our compensation committee’s assessment of the performance of the named executive officers or of the company. In March 2021, as discussed above our compensation committee approved increases to the base salaries of our named executive officers which were effective on April 1, 2021 after considering the criteria described above as well as the decision in 2020 not to make any adjustments to our NEO's base salaries in light of pandemic-driven uncertainty.
The annualized base salaries of our named executive officers as of December 31, 2021 compared to December 31, 2020 were:

Named Executive Officer	Annual Base Salary as of December 31, 2020	Annual Base Salary as of December 31, 2021	Percentage Increase
Dr. Saxonov	$400,000	$440,000	10%
Mr. McAnear	$330,000	$380,000	15%
Dr. Hindson	$350,000	$400,000	14%
Mr. Crutchfield	$350,000	$400,000	14%
Mr. Whitaker	$340,000	$380,000	12%
Annual Incentive Plan
We maintain the AIP to provide employees, including our named executive officers, with incentives reflecting annual corporate performance and individual contributions. The target award opportunity and the weighting between corporate and individual performance reflect the role of each individual participant. For fiscal year 2021, the compensation committee increased the annual bonus award target for Dr. Saxonov from 44% to 60% in order to move his annual award target closer to competitive cash incentive opportunities amongst our peers but did not increase the annual bonus award targets for the other four named executive officers who were employed by us in 2021 under the AIP. In March 2021, our compensation committee approved the following target incentive opportunities and performance weightings for our named executive officers:

Named Executive Officer	Target AIP Opportunity (% of Base Salary)	Corporate Performance Weighting	Individual Performance Weighting	Actual Bonus Payout
Dr. Saxonov	60%	100%	—%	100%
Mr. McAnear	28%	50%	50%	100%
Dr. Hindson	28%	50%	50%	100%
Mr. Crutchfield	28%	50%	50%	75%
Mr. Whitaker	28%	50%	50%	127%
Our AIP does not have specific performance goals or metrics and is instead measured holistically by our compensation committee at the end of the fiscal year. The AIP is comprised of a corporate performance factor, which determines the portion of the bonus that is tied to our corporate performance as determined by the compensation committee after evaluating generally the company's overall performance and, except for our Chief Executive Officer, an individual performance factor that is determined after holistic assessments of each named executive officer’s performance for the given year by our compensation committee upon recommendation from our Chief Executive Officer. Fifty percent of an executive's bonus is tied to the corporate performance factor and fifty percent of an executive's bonus is tied to the executive's individual performance factor. This method is designed to create a link between our executive compensation and our annual corporate performance and to reward our named executive officers when we meet our annual corporate performance goals. In 2021, the compensation committee's evaluation of corporate performance did not entail the achievement of specific corporate goals but was instead based on a corporate performance grade between zero and ten, recommended by management and approved by the compensation committee, on the basis of financial performance, new product development and strategic achievements, with a grade of seven out of ten representing full, 100% achievement of the company’s corporate performance goals.

In December 2021, after considering the company's financial performance including revenue growth, new product development including launch of the company's Chromium X Series instruments among other new products, and strategic achievements including company-wide growth, the acquisition of Tetramer Shop ApS, expansion of the company's intellectual property portfolio and favorable resolution of multiple global litigation matters, among other successes, our compensation committee determined that the company had fully attained its 2021 corporate performance goals and awarded a grade of seven out of ten, representing full, 100% achievement under the corporate performance factor.

In March 2022, our compensation committee evaluated the individual performance of our named executive officers and awarded AIP bonuses to our named executive officers as follows and as detailed below: 100% of target bonus payout to Dr. Saxonov, 100% of target bonus payout to Mr. McAnear, 100% of target bonus payout to Dr. Hindson, 75% of target bonus payout to Mr. Crutchfield and 127% of target bonus payout to Mr. Whitaker, who was concurrently promoted to the position of Chief Legal Officer of the company. Mr. Crutchfield was awarded 75% of his target bonus to reflect the commercial organization's achievements relative to financial plan in 2021 and Mr. Whitaker was awarded 127% of his target bonus to recognize his achievements in 2021 including the favorable resolution of multiple global litigation matters.

Equity Awards
Equity awards provide (a) ongoing incentives tied to the creation of shareholder value as reflected in the company’s stock price and (b) retention incentives to motivate our employees through multi-year vesting schedules. For our named executive officers, equity incentives represent the majority of their compensation value.
Historically, our equity awards for NEOs have generally taken the form of stock options. In 2021, we introduced restricted stock units as part of our equity award program for NEOs, consistent with the competitive market for talent in our industry and reflective of the growth of the company. The 2021 equity awards granted to our named executive officers were comprised of stock options and restricted stock units. The target value of each award was divided into fifty percent (50%) stock options and fifty percent (50%) restricted stock units, and converted, at a ratio of 2.5:1, to (a) shares subject to each stock option and (b) restricted stock units. Stock options and restricted stock units are intended to motivate our named executive officers to drive growth and increase shareholder value by increasing in value if the price of our stock increases. The vesting schedules of the equity awards granted to our named executive officers are designed to incentivize retention. The stock options granted in 2021 to our named executive officers vested, and continue to vest subject to the applicable executive's continued service through each vesting date, at a rate of 1/48th per month beginning on May 1, 2021 and the restricted stock units granted in 2021 to our named executive officers vested, and continue to vest subject to the applicable executive's continued service through each vesting date, at a rate of 1/16th per quarter beginning on May 21, 2021.
We do not have an established set of criteria for granting equity awards. Instead, our compensation committee has exercised its judgment and discretion, in consultation with our Chief Executive Officer (other than with respect to his own equity awards), and considered factors including the role and responsibility of each named executive officer, the outstanding equity held by each named executive officer and the extent to which it has vested, cash compensation opportunities, market data and individual performance. In determining the final awards in 2021, the compensation committee examined total compensation, relative internal alignment, the mix between cash and equity as well as the retention value of outstanding awards when arriving at final decisions.
The equity awards granted to our named executive officers in 2021 are detailed below:

Named Executive Officer	Number of Securities Underlying Option Award (#)	Grant Date Fair Value of Option Award ($)	Number of Securities Underlying Restricted Stock Unit Award (#)	Grant Date Fair Value of Restricted Stock Unit Award ($)
Dr. Saxonov	61,428	6,596,722	24,571	4,367,741
Mr. McAnear	22,338	2,398,867	8,935	1,588,286
Dr. Hindson	27,922	2,998,530	11,169	1,985,401
Mr. Crutchfield	22,338	2,398,867	8,935	1,588,286
Mr. Whitaker	27,922	2,998,530	11,169	1,985,401
No Special Retirement, Health or Welfare Benefits
Our named executive officers are eligible to participate in our employee benefit programs on the same basis as our other salaried employees. We maintain a tax-qualified retirement plan (“401(k) Plan”) that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) Plan as of the first day of the month following the date they meet the 401(k) Plan’s eligibility requirements, and participants are able to defer up to 75% of their eligible compensation subject to applicable annual tax limits. All participants’ interests in their deferrals are 100% vested when contributed. We did not make any matching or profit sharing contributions to our 401(k) plan in 2021.
Our health and welfare benefits include medical, dental and vision benefits, disability insurance, basic life insurance coverage, and accidental death and dismemberment insurance. We design our employee benefits programs to be affordable and competitive in relation to the market and compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon changes in applicable laws and market practices.
Other Personal Benefits
We do not generally provide perquisites or other personal benefits to our named executive officers, except in limited situations where we believe it is appropriate. We generally do not reimburse executive officers for the income taxes associated with these perquisites except for limited business-related perquisites. In circumstances where we have elected to provide perquisites or other personal benefits, and at times have elected to pay the income taxes for these business-related perquisites or other personal benefits, we have done so because we believe they are business expenses. These benefits generally represent a very small portion of an executive officer’s overall compensation and provide a benefit to us and our stockholders. During 2021, we provided benefits valued at $48,522 for Dr. Saxonov and $34,469 for Mr. Crutchfield associated with their attendance with their spouses at an off-site event in 2021 to recognize the top commercial team performers in our organization. These benefits included transportation, accommodations, food, entertainment and gross up payments for taxes due on the imputed income associated with their and their spouses' attendance at the event.
Severance Arrangements
We believe that reasonable and appropriate severance benefits are necessary in order to be competitive in our executive attraction and retention efforts. See the section titled “Potential Payments upon a Change in Control or Termination of Employment” on page 36 for a more detailed description of these benefits.

Change in Control Severance Policy
Effective July 30, 2020, our compensation committee adopted the 10x Genomics, Inc. Change in Control Severance Policy (the "Severance Policy"), which is intended to provide severance pay and other benefits to certain eligible employees (including our NEOs except for Mr. Crutchfield) and other service providers in the event of certain terminations of employment in connection with a “change in control” (as defined in the Severance Policy). The Severance Policy also provides accelerated vesting of certain outstanding stock options and restricted stock units held by eligible employees and other service providers.
The Severance Policy became effective upon its adoption by our compensation committee and will continue in effect until December 31, 2024. The term of the Severance Policy will automatically be extended for one additional year at the end of the initial term and then again after each successive one-year period thereafter, unless it is terminated or amended by our compensation committee, the plan administrator.
The following individuals are eligible to participate in the Severance Policy, except for Mr. Crutchfield:
•An employee who is classified by us as a regular full-time salaried or hourly employee and is primarily employed in the United States.
•An employee who is not a U.S. employee and who holds or is granted stock options or restricted stock units.
•A consultant or advisor (excluding any non-employee director) who holds or is granted stock options or restricted stock units. The Severance Policy provides certain payments and benefits upon a “qualifying termination,” which is defined as follows: (i) (A) with respect to any participant who is a U.S. employee or non-U.S. employee, a termination of the participant’s employment by us thereof by which the participant is employed without “cause” or by the participant for “good reason” (as such terms are defined in the Severance Policy) or (B) with respect to any participant who is a consultant or advisor, a termination of the participant’s service with us by which the participant is engaged for any reason other than the expiration of the term of such participant’s consulting or advisory agreement (or other applicable service agreement) with us and (ii) in all cases, such termination occurs during the period starting on the effective date of a change in control and ending on the date that is 24 months after a change in control.
Under the Severance Policy, if a U.S. employee incurs a qualifying termination, then the U.S. employee will be entitled to receive the following severance payments and benefits, subject to such employee’s timely execution, delivery and non-revocation of a separation agreement and release of claims in favor of us and our affiliates and compliance with restrictive covenants set forth in the separation and release agreement (or any other agreement to which such participant is a party with us):
•Continued payment of annual base salary for a period of six months following the employee’s termination date, payable in equal installment in accordance with our normal payroll practices; and
•In the event the employee timely elects under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) to continue health care coverage under our group health plans, such employee will be required to timely pay the premiums for coverage of such employee and such employee’s eligible dependents, but a portion of such premiums will be paid or reimbursed by us for six months following the employee’s termination date (beginning on the date such premiums begin) such that the employee will continue to pay the same amount of monthly premiums as in effect for an active employee with the same coverage.
In addition, under the Severance Policy, if a participant (including a U.S. employee, non-U.S. employee, or consultant or advisor) remains employed or in service with us through the date on which a change in control occurs, any outstanding stock options or restricted stock units then held by the participant will be treated as follows:
•If such equity award is assumed, converted or replaced by the surviving corporation or its parent with equity or equity-based awards having an equivalent value and vesting schedule to those applicable to such equity award immediately prior to the change in control, such award as so-assumed, converted or replaced, as applicable, will remain eligible to vest and become exercisable in accordance with its terms; provided that, in the event of a participant’s qualifying termination (and subject to the participant’s timely execution, delivery and non-revocation of a separation agreement and release of claims in favor of us and our affiliates and compliance with restrictive covenants set forth in the separation and release agreement (or any other agreement to which such participant is a party with us)), such award will vest and any restrictions thereon will lapse as to 100% of the then-unvested portion of the award (provided that, unless the applicable award agreement provides for different treatment upon a qualifying termination following a change in control, with respect to awards that would otherwise vest upon satisfaction of performance criteria, all applicable performance criteria will be deemed to have been achieved at target levels).
•If such equity award is not so assumed, converted or replaced in connection with the change in control, then immediately on the effective date of the change in control, such equity award will vest and any restrictions thereon will lapse as to 100% of the then-unvested portion of the equity award (provided that, unless the applicable award agreement provides for different treatment upon a change in control, with respect to equity awards that would otherwise vest upon satisfaction of performance criteria, all applicable performance criteria will be deemed to have been achieved at target levels).
With the exception of Mr. Crutchfield, the Severance Policy provides that no U.S. employee is eligible to receive any other severance payments or severance benefits under any other severance plan, policy or program we maintain, or pursuant to the terms of any employment or other agreement with us, as may be in effect from time to time. Any severance payments or severance benefits payable to a U.S. employee under the Severance Policy are in lieu of any severance payments or benefits to which such U.S. employee may otherwise have been entitled to pursuant to any other severance plan, policy or program we maintain, or pursuant to the terms of any employment or other agreement with us. Participants are also eligible for any benefits provided upon termination pursuant to the Amended and Restated 2012 Stock Plan, the 2019 Omnibus Incentive Plan or any award agreement under any such plan.
If our compensation committee determines, in its reasonable good faith and discretion, that a participant has not satisfied the conditions in the Severance Policy relating to the execution of the separation and release agreement and compliance with restrictive covenants, (i) any entitlement of the participant to receive any payments or benefits due under the Severance Policy (other than accrued payments) will be forfeited, and (ii) the participant will be obligated to promptly repay us all amounts of payments and benefits the participant previously received.
Notwithstanding the foregoing, in no event would Mr. Crutchfield be eligible for any severance or benefits under the Severance Policy. Mr. Crutchfield is only eligible for the potential benefits and payments set forth in the Transition and Separation Agreement with Mr. Crutchfield more fully described below.
Clawback Policy
Our Code of Business Conduct and Ethics includes clawback provisions in order to help ensure that the performance of our employees is aligned with our incentive targets and that our incentive compensation is paid or awarded based on accurate financial results. These provisions provide that if the audit committee or its designee determines, in its or their discretion, that our Code of Business Conduct and Ethics or other company policy (including our Insider Trading Policy) has been violated by an employee, then such committee or designee will review the employee’s incentive compensation in order to assess whether a penalty of disgorgement would be appropriate under the circumstances. Additionally, to the extent required or permitted by applicable law and regulations, we will seek the reimbursement or recoupment of any award, vesting, payment or distribution of cash, equity or other incentive compensation (“Covered Compensation”) to an executive officer (as such term is defined under Rule 3b-7 of the Exchange Act) in all instances where (i) the award (or the vesting of such award), payment or distribution of the Covered Compensation was based upon or resulted from the achievement of financial results by us which were the product of intentional misconduct or fraudulent activity, violation of applicable law or regulations or violation of company policy or were subsequently the cause or subject of a material negative restatement of any of our financial statements (collectively, “Wrongful Acts”), (ii) in the view of the board of directors such executive officer engaged in fraud or intentional misconduct known by the executive officer to be in violation of applicable laws or regulations or company policy which caused or contributed to the Wrongful Acts, and (iii) a lower award, vesting, payment or distribution of Covered Compensation would have been provided to such executive officer in the absence of the Wrongful Acts. In each such instance, the board of directors will seek to recover such portion of such executive officer’s Covered Compensation for the relevant period as the board of directors deems appropriate after a review of the relevant facts and circumstances. Where any Covered Compensation consists of or includes an equity award, including circumstances where vesting with respect to such equity award is based on or results from the achievement of financial results, the board of directors may take such action as it deems appropriate consistent with the above principles, including, where appropriate, seeking the cancellation of stock, rights or option awards or reimbursement or recoupment of gains realized therefrom. The full text of our Code of Business Conduct and Ethics is posted on our website at https://investors.10xgenomics.com/ in the “Governance” section of our Investors webpage.
In addition, the 2019 Omnibus Incentive Plan contains clawback provisions that all awards made under the plan are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any clawback, forfeiture or other similar policy we have adopted or as otherwise required by law. To the extent that an award recipient receives any amount in excess of the amount that such award recipient should otherwise have received under the terms of an award for any reason

(including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the award recipient will be required to repay any such excess amount to us.
Tax and Accounting Considerations
While our board of directors and our compensation committee generally consider the financial, accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our named executive officers historically. In addition, our board of directors and our compensation committee have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our named executive officers. Section 162(m) of the Code denies a publicly‑traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer and the next three highly compensated executive officers. However, we believe that maintaining the discretion to provide compensation that is non‑deductible allows us to provide compensation tailored to the needs of the company and our named executive officers and is an important part of our responsibilities and benefits our stockholders.
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation‑Stock Compensation, or ASC Topic 718, for our stock‑based compensation awards.
ASC Topic 718 requires companies to measure the compensation expense for all share‑based payment awards made to employees and directors, including stock options and restricted stock units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.
Other provisions of the Internal Revenue Code can also affect compensation decisions for our named executive officers. Section 409A of the Internal Revenue Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The board of directors and the compensation committee will take into account the implications of Section 409A in determining the form and timing of compensation awarded to our executives and will strive to structure any nonqualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.
Section 280G of the Internal Revenue Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on those payments. The board of directors and the compensation committee will take into account the implications of Section 280G in determining potential payments to be made to our executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G.
Summary Compensation Table
The following Summary Compensation Table summarizes the total compensation of our NEOs for all services rendered to the company in all capacities for the fiscal years ending December 31, 2021, 2020 and 2019, except that we do not show fiscal year 2019 compensation for Mr. Crutchfield as he was not an NEO for the fiscal year ending December 31, 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Serge Saxonov	2021	430,000	258,000	4,367,741	6,596,722	—	48,522	11,700,985
Chief Executive Officer	2020	400,000	—	—	10,227,724	—	254,993	10,882,717
	2019	393,750	—	—	1,811,712	157,500	—	2,362,962
Justin J. McAnear	2021	367,500	102,900	1,588,286	2,398,867	—	—	4,457,553
Chief Financial Officer	2020	330,000	—	—	3,933,816	—	—	4,263,816
	2019	325,000	18,688	—	248,561	56,062	—	648,311
Benjamin J. Hindson	2021	387,500	108,500	1,985,401	2,998,530	—	—	5,479,931

President and Chief Scientific Officer	2020	350,000	—	—	5,900,537	—	264,974	6,515,511
	2019	342,750	24,635	—	1,242,677	59,124	—	1,669,186
Bradford J. Crutchfield	2021	387,500	81,400	1,588,286	2,398,867	—	34,469	4,490,522
Chief Commercial Officer	2020	350,000	—	—	3,933,649	—	—	4,283,649
Eric S. Whitaker	2021	370,000	135,000	1,985,401	2,998,530	—	—	5,488,931
Chief Legal Officer	2020	340,000	—	—	5,507,185	—	—	5,847,185
	2019	334,902	24,071	—	1,056,276	57,771	—	1,473,020
____________
(1)The amounts shown represent the base salaries earned by our NEOs in fiscal years 2019, 2020 and 2021. The base salaries of our NEOs were increased as described above effective April 1, 2021.
(2)The 2021 amounts shown for our NEOs represent the annual bonuses earned based on the company's performance and their individual performance in 2021. As described above, 50% of each of Dr. Hindson’s and Messrs. Crutchfield, McAnear and Whitaker’s 2021 target bonus opportunities were tied to individual performance and the remaining 50% of the opportunities were tied to corporate performance. In 2021, Dr. Saxonov’s bonus payout did not include an individual performance factor and was tied solely to corporate performance.
(3)The amounts shown represent the grant date fair value of the equity awards granted to our NEOs in fiscal year 2021, as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair value of the equity awards granted to our NEOs in fiscal year 2021, see Note 9 of Notes to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2021. There can be no assurance that options will be exercised or that the RSUs will vest in full (in which case no value with respect to such options or RSUs will be realized by the individual) or that the value upon exercise or upon vesting, as applicable, will approximate the fair value as computed in accordance with FASB ASC Topic 718.
(4)The 2021 amounts shown for Dr. Saxonov and Mr. Crutchfield include benefits associated with their attendance with their spouses at an off-site event in 2021 to recognize the top commercial team performers in our organization, which benefits included transportation, accommodations, food, entertainment and gross up payments for taxes due on the imputed income associated with their and their spouses' attendance at the event. The gross up payments for taxes due on such imputed income included $15,276 for Dr. Saxonov and $10,852 for Mr. Crutchfield.
Grants of Plan-Based Awards
The following table summarizes the awards granted to each of the named executive officers during the fiscal year ended December 31, 2021:

Name	Grant Date(1)	All Other Stock Awards: Number of Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Serge Saxonov	3/19/2021	24,571	—	—	4,367,741
	3/19/2021	—	61,428	177.76	6,596,722
Justin J. McAnear	3/19/2021	8,935	—	—	1,588,286
	3/19/2021	—	22,338	177.76	2,398,867
Benjamin J. Hindson	3/19/2021	11,169	—	—	1,985,401
	3/19/2021	—	27,922	177.76	2,998,530
Bradford J. Crutchfield	3/19/2021	8,935	—	—	1,588,286
	3/19/2021	—	22,338	177.76	2,398,867
Eric S. Whitaker	3/19/2021	11,169	—	—	1,985,401
	3/19/2021	—	27,992	177.76	2,998,530
____________
(1)The vesting schedule applicable to each equity award is set forth in the “—Outstanding Equity Awards as of December 31, 2021” table.
(2)The amounts shown represent the grant date fair value of the equity awards granted to our NEOs in fiscal year 2021, as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair value of the equity awards granted to our NEOs in fiscal year 2021, see Note 9 of Notes to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2021. There can be no assurance that options will be exercised or that the RSUs will vest in full (in which case no value with respect to such options or RSUs will be realized by the individual) or that the value upon exercise or upon vesting, as applicable, will approximate the fair value as computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards as of December 31, 2021
The following table lists the outstanding equity awards held by our NEOs as of December 31, 2021:

			Stock option awards(1)				Stock awards(2)
Name	Grant date		Numbers of securities underlying unexercised stock options exercisable (#)(3)	Numbers of securities underlying unexercised stock option unexercisable (#)(4)	Stock option exercise price ($)	Stock option expiration date	Number of shares or units of stocks that have not vested (#)	Market value of shares or units of stock that have not vested ($) (5)
Serge Saxonov	10/18/2017	(6)	108,898	—	1.20	10/18/2027	—	—
	10/18/2017	(7)	112,500	—	1.20	10/18/2027	—	—
	10/18/2017	(8)	43,637	50,000	1.20	10/18/2027	—	—
	11/2/2018	(9)	6,448	46,875	5.04	11/2/2028	—	—
	5/10/2019	(10)	—	48,596	11.48	5/10/2029	—	—
	4/21/2020	(11)	98,222	137,511	74.58	4/21/2030	—	—
	3/19/2021	(12)	10,238	51,190	177.76	3/19/2031	—	—
	3/19/2021	(13)	—	—	—	—	19,964	2,973,837
Justin J. McAnear	11/2/2018	(14)	485,159	—	5.04	11/2/2028	—	—
	5/10/2019	(15)	3,750	6,667	11.48	5/10/2029	—	—
	4/21/2020	(16)	37,777	52,890	74.58	4/21/2030	—	—
	3/19/2021	(17)	3,723	18,615	177.76	3/19/2031	—	—
	3/19/2021	(18)	—	—	—	—	7,260	1,081,450
Benjamin J. Hindson	11/2/2018	(19)	14,425	32,813	5.04	11/2/2028	—	—
	5/10/2019	(20)	—	33,334	11.48	5/10/2029	—	—
	4/21/2020	(21)	53,878	79,334	74.58	4/21/2030	—	—
	3/19/2021	(22)	4,653	23,269	177.76	3/19/2031	—	—
	3/19/2021	(23)	—	—	—	—	9,075	1,351,812
Bradford J. Crutchfield	2/3/2017	(24)	426,000	—	1.16	2/3/2027	—	—
	11/2/2018	(25)	38,319	23,438	5.04	11/2/2028	—	—
	5/10/2019	(26)	46,666	23,334	11.48	5/10/2029	—	—
	4/21/2020	(27)	37,777	52,890	74.58	4/21/2030	—	—
	3/19/2021	(28)	3,723	18,615	177.76	3/19/2031	—	—
	3/19/2021	(29)	—	—	—	—	7,260	1,081,450
Eric S. Whitaker	7/28/2017	(30)	36,425	—	1.20	7/28/2027	—	—
	11/2/2018	(31)	30,159	37,500	5.04	11/2/2028	—	—
	5/10/2019	(32)	18,564	28,334	11.48	5/10/2029	—	—
	4/21/2020	(33)	52,889	74,045	74.58	4/21/2030	—	—
	3/19/2021	(34)	4,653	23,269	177.76	3/19/2031	—	—
	3/19/2021	(35)	—	—	—	—	9,075	1,351,812
______________
(1)With the exception of Mr. Crutchfield's awards (which are subject to the terms of the Crutchfield Agreement, as discussed below), the stock options granted prior to April 21, 2020 are eligible to receive accelerated vesting, such that 50% of the then-unvested portion of the stock options will vest and become exercisable immediately prior to a change of control (as defined in our Amended and Restated 2012 Stock Plan), and 100% of the then-unvested portion of the stock options will vest and become exercisable if the NEO’s employment is terminated without cause (as defined in our Amended and Restated 2012 Stock Plan) in connection with or following a change of control. With the exception of Mr. Crutchfield's awards (which are subject to the terms of the Crutchfield Agreement, as discussed below), the stock options granted on or after April 21, 2020 are eligible to receive accelerated vesting, such that 100% of the then-unvested portion of the stock options will vest and become exercisable immediately prior to a change in control (as defined in the Severance Policy) if the NEO incurs a qualified termination (as defined in the Severance Policy).
(2)With the exception of Mr. Crutchfield's awards (which are subject to the terms of the Crutchfield Agreement, as discussed below), the RSU awards are eligible to receive accelerated vesting, such that 100% of the then-unvested portion of the RSUs will vest immediately prior to a change in control (as defined in the Severance Policy) if the NEO incurs a qualified termination (as defined in the Severance Policy).

(3)The amounts shown represent stock options to purchase shares of our Class A common stock that are (i) early exercisable (meaning that the stock options may be exercised before they vest in exchange for a restricted stock award for shares of our Class A common stock) and have vested or have not yet vested or (ii) not early exercisable and have vested.
(4)The amounts shown represent stock options to purchase shares of our Class A common stock that are not early exercisable and have not yet vested.
(5)The amounts shown are based on $148.96 per share, the market value per share of our Class A common stock on the Nasdaq Global Select Market on December 31, 2021.
(6)All shares subject to the stock option grant were vested and exercisable as of December 31, 2021.
(7)All shares subject to the stock option grant were vested and exercisable as of December 31, 2021.
(8)1/36th of the stock option was eligible to vest in equal monthly installments beginning on January 1, 2020 if our board of directors determined that that our total revenue target of $230 million is achieved for fiscal year 2019, subject to Dr. Saxonov’s continued service through each applicable vesting date. Following December 31, 2019, our board of directors determined that our total revenue target of $230 million was achieved for fiscal year 2019 and 1/36th of the stock option vested on January 1, 2020, and 1/36th of the stock option vested, and continues to vest, on the same day of each month thereafter, subject to Dr. Saxonov’s continued service through each applicable vesting date.
(9)1/48th of the stock option vested on the one month anniversary of September 1, 2018, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Saxonov’s continued service through each applicable vesting date.
(10)1/48th of the stock option vested on the one month anniversary of April 1, 2019, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Saxonov’s continued service through each applicable vesting date.
(11)1/48th of the stock option vested on the one month anniversary of April 1, 2020, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Saxonov’s continued service through each applicable vesting date.
(12)1/48th of the stock option vested on the one month anniversary of April 1, 2021, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Saxonov’s continued service through each applicable vesting date.
(13)1/16th of the award vested on the three month anniversary of February 21, 2021, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on May 21, August 21, and November 21 each year, subject to Dr. Saxonov's continued service through each applicable vesting date.
(14)12/48th of the early exercisable stock option vested on the 12 month anniversary of October 8, 2018, and 1/48th of the early exercisable stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter over the following three years, subject to Mr. McAnear’s continued service through each applicable vesting date.
(15)1/48th of the stock option vested on the one month anniversary of April 1, 2019, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. McAnear’s continued service through each applicable vesting date.
(16)1/48th of the stock option vested on the one month anniversary of April 1, 2020, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. McAnear’s continued service through each applicable vesting date.
(17)1/48th of the stock option vested on the one month anniversary of April 1, 2021, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. McAnear’s continued service through each applicable vesting date.
(18)1/16th of the award vested on the three month anniversary of February 21, 2021, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on May 21, August 21, and November 21 each year, subject to Mr. McAnear's continued service through each applicable vesting date.
(19)1/48th of the stock option vested on the one month anniversary of September 1, 2018, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Hindson’s continued service through each applicable vesting date.
(20)1/48th of the stock option vested on the one month anniversary of April 1, 2019, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Hindson’s continued service through each applicable vesting date.
(21)1/48th of the stock option vested on the one month anniversary of April 1, 2020, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Hindson’s continued service through each applicable vesting date.
(22)1/48th of the stock option vested on the one month anniversary of April 1, 2021, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Hindson's continued service through each applicable vesting date.
(23)1/16th of the award vested on the three month anniversary of February 21, 2021, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on May 21, August 21, and November 21 each year, subject to Dr. Hindson's continued service through each applicable vesting date.
(24)All shares subject to the stock option grant were vested and exercisable as of December 31, 2021.
(25)1/48th of the stock option vested on the one month anniversary of September 1, 2018, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. Crutchfield’s continued service through each applicable vesting date.
(26)1/48th of the stock option vested on the one month anniversary of April 1, 2019, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. Crutchfield’s continued service through each applicable vesting date.
(27)1/48th of the stock option vested on the one month anniversary of April 1, 2020, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. Crutchfield’s continued service through each applicable vesting date.
(28)1/48th of the stock option vested on the one month anniversary of April 1, 2021, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. Crutchfield's continued service through each applicable vesting date.
(29)1/16th of the award vested on the three month anniversary of February 21, 2021, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on May 21, August 21, and November 21 each year, subject to Mr. Crutchfield's continued service through each applicable vesting date.
(30)All shares subject to the stock option grant were vested and exercisable as of December 31, 2021.
(31)1/48th of the stock option vested on the one month anniversary of September 1, 2018, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. Whitaker’s continued service through each applicable vesting date.
(32)1/48th of the stock option vested on the one month anniversary of April 1, 2019, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. Whitaker’s continued service through each applicable vesting date.
(33)1/48th of the stock option vested on the one month anniversary of April 1, 2020, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. Whitaker’s continued service through each applicable vesting date.
(34)1/48th of the stock option vested on the one month anniversary of April 1, 2021, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. Whitaker's continued service through each applicable vesting date.
(35)1/16th of the award vested on the three month anniversary of February 21, 2021, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on May 21, August 21, and November 21 each year, subject to Mr. Whitaker's continued service through each applicable vesting date.

Option Exercises and Stock Vested
The following table provides information concerning the exercise of stock options and vesting of RSU awards held by our NEOs in 2021:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Serge Saxonov	206,522	32,992,837	4,607	712,315
Justin J. McAnear	129,583	20,921,651	1,675	258,978
Benjamin J. Hindson	530,580	85,825,141	2,094	323,767
Bradford J. Crutchfield	258,598	40,938,071	1,675	258,978
Eric S. Whitaker	206,475	35,921,176	2,094	323,767
______________
(1)Value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options and does not necessarily reflect actual proceeds received.
(2)Value realized on vesting is equal to the market price of the underlying shares at vesting and does not necessarily reflect actual proceeds received.
Pension Benefits and Nonqualified Deferred Compensation
Our NEOs do not participate in any pension or nonqualified deferred compensation plans and received no pension benefits or nonqualified deferred compensation during the fiscal year 2021.
Employment Arrangements with Named Executive Officers
This section contains a description of the material terms of the employment arrangements with our NEOs. Our executive officers, other than Drs. Saxonov and Hindson, signed offer letters with us, which provide for at-will employment and set forth other terms of employment, including the initial base salary, target incentive opportunity and the terms of the initial equity grant and in the case of Mr. McAnear, severance protections upon a qualifying termination prior to October 8, 2019. In addition, each of our executive officers executed a form of our standard at-will employment, confidential information, invention assignment and arbitration agreement, which includes a non-solicit of employees covenant during employment and for one year following termination. Additionally, on February 17, 2022, Mr. Crutchfield and the company entered into a Transition and Separation Agreement as described below.
Dr. Saxonov
Dr. Saxonov co-founded our company in 2012 and has not been party to an offer letter with us since our inception. In fiscal year 2021, Dr. Saxonov was entitled to an annual base salary of $400,000, which was increased to $440,000 annualized effective April 1, 2021, and was eligible to earn an annual target bonus equal to 60% of his eligible base salary.
Mr. McAnear
Mr. McAnear signed an offer letter with us on August 17, 2018, under which he is entitled to an annual base salary of $310,000, which was increased to $330,000 annualized effective April 1, 2019 and increased to $380,000 annualized effective April 1, 2021, and is eligible to earn an annual target bonus equal to 23% of his eligible base salary (increased to 28% effective January 1, 2020). Mr. McAnear’s offer letter provides that he is eligible to participate in employee benefit plans that are generally available to other senior executives of our company located in the United States.

Dr. Hindson
Dr. Hindson co-founded our company in 2012 and has not been party to an offer letter with us since our inception. In fiscal year 2021, Dr. Hindson was entitled to an annual base salary of $350,000, which was increased to $400,000 annualized effective April 1, 2021, and was eligible to earn an annual target bonus equal to 28% of his eligible base salary.
Mr. Crutchfield
Mr. Crutchfield signed an offer letter with us on November 29, 2016, under which he was entitled to an annual base salary of $295,000, which was increased to $311,148 annualized effective March 1, 2018, to $330,000 annualized effective April 1, 2019, to $350,000 effective January 1, 2020 and to $400,000 annualized effective April 1, 2021. Since 2020, Mr. Crutchfield no longer participated in a sales incentive plan and instead participated in our Annual Incentive Plan which resulted in a decrease in his discretionary annual target bonus to an amount equal to 28% of his eligible base salary. In addition, Mr. Crutchfield is eligible to participate in employee benefit plans that are generally available to other senior executives of our company located in the United States.
On February 17, 2022, Mr. Crutchfield and the company entered into a Transition and Separation Agreement (the “Crutchfield Agreement”) pursuant to which Mr. Crutchfield will depart the company after a transition period. Mr. Crutchfield has agreed to continue to serve as the company’s Chief Commercial Officer until a replacement is appointed, after which Mr. Crutchfield will continue to provide transition services to the company through December 31, 2022 unless Mr. Crutchfield’s employment is terminated prior to such time. Mr. Crutchfield’s departure is not due to any disagreement with the company’s management team, operations, financial statements, policies or procedures.
Pursuant to the Crutchfield Agreement, while he is employed by the company Mr. Crutchfield is entitled to payment of his current base salary of $400,000 annualized and to continue to participate in the employee benefit plans generally available to the company’s employees and Mr. Crutchfield’s outstanding equity awards will continue to vest. Mr. Crutchfield shall also be entitled to a bonus amount equal to 28% of his current base salary in lieu of an annual performance bonus for the full year 2022 contingent on the company’s achievement of 2022 revenue goals and Mr. Crutchfield’s satisfactorily completion of transition services under the Crutchfield Agreement (the “Crutchfield Bonus”). If the company terminates Mr. Crutchfield’s employment without cause prior to December 31, 2022, the company shall continue to pay Mr. Crutchfield’s current base salary through December 31, 2022, the vesting of Mr. Crutchfield’s equity awards shall accelerate as if Mr. Crutchfield were employed through December 31, 2022, Mr. Crutchfield shall be eligible to earn the Crutchfield Bonus and the company shall directly pay or reimburse Mr. Crutchfield for COBRA health insurance premiums up to December 31, 2022. Such payments and benefits are conditioned upon Mr. Crutchfield continuing to comply with certain obligations applicable to him and, upon execution and termination, delivery and non-revocation of a general release of claims.
Mr. Whitaker
Mr. Whitaker signed an offer with us on June 12, 2017, under which he is entitled to an annual base salary of $300,000, which was increased to $319,608 annualized effective March 1, 2018, to $340,000 annualized effective April 1, 2019 and to $380,000 annualized effective April 1, 2021, and is eligible to earn a discretionary annual target bonus equal to 16% (increased to 23% effective March 1, 2018 and to 28% effective January 1, 2020) of his eligible base salary. In addition, Mr. Whitaker is eligible to participate in employee benefit plans that are generally available to other senior executives of our company located in the United States.
Potential Payments Upon a Change of Control or Termination of Employment
Effective July 30, 2020, our compensation committee adopted the Severance Policy, which covers our NEOs with double trigger change of control severance benefits, except for Mr. Crutchfield to whom the Severance Policy no longer applies since February 17, 2022 pursuant to the Crutchfield Agreement. As described in “Severance Arrangements—Change in Control Severance Policy,” our NEOs are eligible to receive certain severance payments and benefits under the Severance Policy upon a termination of employment by the company without cause or by the NEO for good reason within 24 months following a change in control. In the event of such a termination, each NEO is entitled to severance equal to six months of base salary, reimbursement for a portion of COBRA premiums for six months, and accelerated vesting of any outstanding stock option or restricted stock unit awards.
Additionally, all of the stock options granted prior to April 21, 2020 held by each of our NEOs as of December 31, 2021 are eligible to receive accelerated vesting, such that 50% of the then-unvested portion of the stock options will vest and become exercisable immediately prior to a change of control (as defined in our Amended and Restated 2012 Stock Plan), and 100% of

the then-unvested portion of the stock options will vest and become exercisable if the NEO’s employment is terminated without cause (as defined in our Amended and Restated 2012 Stock Plan) in connection with or following a change of control. The stock options and RSUs granted on or after April 21, 2020 are also eligible to receive accelerated vesting, such that 100% of the then-unvested portion of the stock options will vest and become exercisable immediately prior to a change in control (as defined in the Severance Policy) if the NEO incurs a qualified termination (as defined in the Severance Policy).
We have no provisions for severance in place in the event of a termination of employment outside of a change of control for Drs. Saxonov or Hindson or Messrs. McAnear or Whitaker. Pursuant to the Crutchfield Agreement, if the company terminates Mr. Crutchfield’s employment without cause prior to December 31, 2022, the company shall continue to pay Mr. Crutchfield’s current base salary through December 31, 2022, the vesting of Mr. Crutchfield’s equity awards shall accelerate as if Mr. Crutchfield were employed through December 31, 2022, Mr. Crutchfield shall be eligible to earn the Crutchfield Bonus and the company shall directly pay or reimburse Mr. Crutchfield for COBRA health insurance premiums up to December 31, 2022. Such payments and benefits are conditioned upon Mr. Crutchfield continuing to comply with certain obligations applicable to him and, upon execution and termination, delivery and non-revocation of a general release of claims. While the Crutchfield Agreement was not in effect on December 31, 2021, we have provided the amounts that would be provided under his Transition and Separation Agreement as if it were in effect on December 31, 2021.

Name	Payment Type	Termination Without Cause ($)	Change in Control Unaccompanied by Termination ($)(1)	Termination Without Cause Or For Good Reason Upon a Change in Control ($)(2)
Serge Saxonov	Cash Severance(3)	—	—	220,000
	Benefit Continuation(4)	—	—	10,064
	Equity Awards	—	10,407,614	34,017,134
	Total	—	10,407,614	34,247,198
Justin J. McAnear	Cash Severance(3)	—	—	190,000
	Benefit Continuation(4)	—	—	17,848
	Equity Awards	—	9,453,290	23,921,987
	Total	—	9,453,290	24,129,835
Benjamin J. Hindson	Cash Severance(3)	—	—	200,000
	Benefit Continuation(4)	—	—	17,848
	Equity Awards	—	4,652,603	16,557,880
	Total	—	4,652,603	16,775,728
Bradford J. Crutchfield	Cash Severance(5)	459,397	—	—
	Benefit Continuation(6)	20,884	—	—
	Equity Awards(7)	2,700,243	—	—
	Total	3,180,524	—	—
Eric S. Whitaker	Cash Severance(3)	—	—	190,000
	Benefit Continuation(4)	—	—	17,848
	Equity Awards	—	4,646,179	16,151,637
______________	Total	—	4,646,179	16,359,485
(1) For a change in control unaccompanied by termination, amount represents the aggregate value of unvested stock options granted prior to April 21, 2020 that would be accelerated, assuming a price per share equal to $148.96, the closing price of our Class A Common Stock on the Nasdaq Global Select Market on December 31, 2021, less any exercise price.
(2) For termination without cause or for good reason upon a change of control or within 24 months thereafter, amount represents the aggregate value of unvested stock options and RSUs as of December 31, 2021 that would be accelerated, assuming a price per share equal to $148.96, the closing price of our Class A Common Stock on the Nasdaq Global Select Market on December 31, 2021, (for stock options) less any exercise price. Under our Amended and Restated 2012 Stock Plan, the acceleration of vesting occurs only upon a termination without cause (no good reason) following a change in control, but the Severance Policy provides for 100% accelerated vesting in connection with a termination without cause or resignation for good reason within 24 months following a change of control.
(3) For termination without cause or for good reason upon a change of control or within 24 months thereafter, amount represents 6 months of salary based on each NEO's respective salary in effect December 31, 2021.
(4) For termination without cause or for good reason upon a change of control or within 24 months thereafter, amount represents monthly payments equal to the COBRA premiums in effect for 2021 required for 6 months.
(5) For termination without cause for Mr. Crutchfield, amount represents payment of the Crutchfield Bonus as well as payment of Mr. Crutchfield's base salary through December 31, 2022 had termination without cause occurred on February 17, 2022, the effective date of the Crutchfield Agreement, as described above.
(6) For termination without cause for Mr. Crutchfield, amount represents monthly payments equal to the COBRA premiums in effect for 2022 required from February 1, 2022 through December 31, 2022 had termination without cause occurred on February 17, 2022, the effective date of the Crutchfield Agreement, as described above.
(7) Amount represents the aggregate value of unvested stock options and RSUs as of February 17, 2022 that would be accelerated pursuant to the Crutchfield Agreement had a termination without cause occurred on February 17, 2022, the effective date of the Crutchfield Agreement, as described above, assuming a price per share equal to $80.99, the closing price of our Class A Common Stock on the Nasdaq Global Select Market on February 17, 2022, (for stock options) less any exercise price.
Compensation Risk Assessment
The compensation committee annually reviews the risks that may arise from our compensation programs. In 2021, our compensation committee reviewed the design of each of our compensation programs in order to determine whether any of our programs create or encourage excessive or inappropriate risk-taking. Based on their review, the compensation committee concluded that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on us.
Prohibition on Hedging, Pledging and Short Sales
Pursuant to our Insider Trading Policy, all company personnel, including our directors, officers, employees and agents (such as independent contractors and consultants), are prohibited from engaging in hedging and transactions in derivatives of our securities, except for a few limited exceptions. These limited exceptions include the entry into a transaction involving an exchange fund if such transaction is pre-cleared in accordance with our Insider Trading Policy or the exercise of stock options issued under our benefit plans or other compensatory arrangements in accordance with such plans or arrangements. Furthermore, our Insider Trading Policy prohibits (a) pledging of company securities as collateral by company personnel without first obtaining pre-clearance from one of our compliance officers and (b) holding company securities in margin accounts and short sales of company securities, without exception. The foregoing restrictions are designed, among other things, to prohibit our directors, executive officers and other insiders from insulating themselves from the effects of poor stock price performance.
As part of the administration of our Insider Trading Policy, we have procedures in place that are reasonably designed to prevent prohibited transactions from being initiated by our directors, officers and employees.
Chief Executive Officer Pay Ratio
The 2021 annual total compensation of our Chief Executive Officer was $11,700,985, while the 2021 annual total compensation of our median compensated employee was $246,380. Based on the foregoing, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our employees was 47 to 1.
Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the prior year’s CEO pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2021 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2021. As a result, we used the same median employee for the 2021 CEO pay ratio as we did for the 2020 CEO pay ratio disclosure.
For the pay ratio analysis of our employee population conducted in 2021, we determined our median compensated employee in 2020 by using base salaries, bonuses, commissions and the grant date fair value of equity awards granted to employees in 2020 as our consistently applied compensation measure. Compensation paid in foreign currencies was converted to U.S. dollars using the average exchange rate on December 31, 2020. In addition, we annualized base salaries for permanent full-time and part-time employees that did not work the full year. We made no other assumptions, cost-of-living adjustments or other estimates.
We applied this measure to our global employee population, exclusive of our Chief Executive Officer and the employees excluded under the de minimis exemption described below, as of December 31, 2020, the last day of our 2020 fiscal year. As of December 31, 2020, we had 852 employees, with 681 of those employees based in the United States and 171 of those employees located outside of the United States. We applied the “de minimis” exemption to our pay ratio calculation to exclude 35 of our non-U.S. employees accounting for 4.1% of our total workforce in the following countries: Australia (2); Austria (1); Canada (8); China (9); Denmark (2); Hong Kong (1); India (2); Japan (7); Korea (1); Switzerland (1) and Taiwan (1). After taking into account the de minimis exemption, 681 employees in the United States and 136 employees located outside of the United States were considered in identifying our median compensated employee.
After identifying the median compensated employee, we calculated the employee’s 2020 annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, which is the same methodology we used to calculate our Chief Executive Officer’s annual total compensation in the table above entitled “Summary Compensation Table.”
Because the SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio reported above may not be comparable to the pay ratio reported by other companies as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Limitation of Liability and Indemnification
Our amended and restated certificate of incorporation provides that no director would be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for the following:
•any breach of the director’s duty of loyalty to the company or our stockholders;
•any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•any transaction from which the director derived an improper personal benefit.
As a result, neither we nor our stockholders has the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.
Our amended and restated bylaws also provide that, to the fullest extent permitted by law, we will indemnify any officer or director of the company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. Amending this provision would not reduce our indemnification obligations relating to actions taken before an amendment.
Equity Compensation Plan Information
The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column)
Equity compensation plans approved by security holders
Amended and Restated 2012 Stock Plan(1)	6,010,212	$7.34	—
2019 Omnibus Incentive Plan(2)	3,500,786	$89.14	13,256,664
2019 Employee Stock Purchase Plan(3)	—	—	2,857,556
Equity compensation plans not approved by security holders	—	—	—
TOTAL	9,510,998	$29.28	16,114,220
____________
(1)Our board of directors adopted, and our stockholders approved, the Amended and Restated 2012 Stock Plan. As a result of our initial public offering and the adoption of the 2019 Omnibus Incentive Plan, we no longer grant awards under the Amended and Restated 2012 Stock Plan; however, all outstanding options issued pursuant to the Amended and Restated 2012 Stock Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2019 Omnibus Incentive Plan.
(2)Our 2019 Omnibus Incentive Plan provides that the number of shares available for issuance under the 2019 Omnibus Incentive Plan will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the lesser of (i) 5% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such number of shares of our Class A common stock as determined by our board of directors. However, if on January 1 of a calendar year, our board of directors has not either confirmed the 5% increase described in clause (i) or approved a lesser number of shares of our Class A common stock for such calendar year, then our board of directors will be deemed to have waived the automatic increase and no such increase will occur for such calendar year.
(3)Our 2019 Employee Stock Purchase Plan (the “ESPP”) provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such number of shares of our Class A common stock as determined by our board of directors. However, if on January 1 of a calendar year our board of directors has not either confirmed the 1% increase described in clause (i) or approved a lesser number of shares of our Class A common stock for such calendar year, then our board of directors will be deemed to have waived the automatic increase and no such increase will occur for such calendar year.

STOCK OWNERSHIP
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022 for:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 93,828,195 shares of our Class A common stock and 19,446,465 shares of our Class B common stock outstanding as of March 31, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 and restricted stock units vesting within 60 days of March 31, 2022 to be outstanding and to be beneficially owned by the person holding the stock option or restricted stock units for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Each share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to ten votes for each share held.
Unless otherwise indicated, the address for each listed stockholder is: c/o 10x Genomics, Inc., 6230 Stoneridge Mall Road, Pleasanton, California 94588. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
	Class A common stock		Class B common stock
Name and address of beneficial owner	Number	Percent	Number	Percent
Named Executive Officers and Directors:
Serge Saxonov(1)	1,463,556	1.6%	3,031,865	15.6%
Benjamin J. Hindson(2)	232,921	*	3,000,000	15.4%
Justin J. McAnear(3)	444,097	*	—	—
Brad Crutchfield(4)	641,791	*	—	—
Eric S. Whitaker(5)	306,453	*	—	—
John R. Stuelpnagel(6)	347,480	*	2,105,736	10.8%
Sri Kosaraju(7)	121,489	*	—	—
Mathai Mammen(8)	206,489	*	—	—
Kimberly J. Popovits(9)	13,950	*	—	—
Bryan E. Roberts(10)	453,250	*	—	—
Shehnaaz Suliman(11)	106,489	*	—	—
All executive officers and directors as a group (12 persons)(12)	4,411,698	4.6%	8,137,601	41.9%

	Shares Beneficially Owned
	Class A common stock		Class B common stock
Name and address of beneficial owner	Number	Percent	Number	Percent
5% Stockholders:
Fidelity and affiliated entities(13)	7,188,074	7.7%	6,090,733	31.3%
Venrock and affiliated entities(14)	1,037,825	1.1%	3,790,422	19.5%
Paladin Capital Management, LLC and affiliated entities(15)	8,249,355	8.8%	—	—
BlackRock, Inc.(16)	8,018,634	8.6%	—	—
The Vanguard Group and affiliated entities(17)	7,554,042	8.1%	—	—
Foresite Capital Management and affiliated entities(18)	7,507,056	8.0%	—	—
Baillie Gifford & Co(19)	6,876,377	7.3%	—	—
Meritech Capital Partners and affiliated entities(20)	5,161,950	5.5%	—	—
_______________
*    Less than 1%.
(1)Consists of (a) 894,313 shares of Class A common stock, (b) 89,960 shares of Class A common stock held by Y/S Descendants Trust of which Dr. Saxonov serves as trustee, (c) 4,138 shares of Class A common held stock by Andromeda Trust of which Dr. Saxonov serves as trustee, (d) 469,939 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2022, (e) 5,206 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2022, (f) 1,281,865 shares of Class B common stock and (g) 250,000 shares of Class B common stock held by Polaris 2018 Irrevocable Trust of which Dr. Saxonov serves as trustee, (h) 250,000 shares of Class B common stock held by Antares 2018 Irrevocable Trust of which Dr. Saxonov serves as trustee, (i) 250,000 shares of Class B common stock held by Arcturus 2018 Irrevocable Trust of which Dr. Saxonov serves as trustee, 250,000 shares of Class B common stock held by FLY 2018 Irrevocable Trust of which Dr. Saxonov serves as trustee, (j) 250,000 shares of Class B common stock held by LY 2018 Irrevocable Trust of which Dr. Saxonov serves as trustee, (k) 250,000 shares of Class B common stock held by MS 2018 Irrevocable Trust of which Dr. Saxonov serves as trustee and (l) 250,000 shares of Class B common stock held by NS 2018 Irrevocable Trust of which Dr. Saxonov serves as trustee.
(2)Consists of (a) 151,949 shares of Class A common stock, (b) 78,495 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2022, (c) 2,477 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2022, (d) 2,733,000 shares of Class B common stock held by the Hindson Family Revocable Trust of which Dr. Hindson serves as trustee, (e) 133,500 shares of Class B common stock held by the Hindson Descendants Irrevocable Trust FBO BLH of which Dr. Hindson serves as trustee and (f) 133,500 shares of Class B common stock held by the Hindson Descendants Irrevocable Trust FBO BAH of which Dr. Hindson serves as trustee.
(3)Consists of (a) 31,829 shares of Class A common stock, (b) 350,159 shares of Class A common stock issuable pursuant to stock options that may be early exercised at any time (287,659 shares of which shall be vested within 60 days of March 31, 2022), (c) 60,216 shares of Class A common stock issuable pursuant to additional stock options exercisable within 60 days of March 31, 2022 and (d) 1,893 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2022.
(4)Consists of (a) 90,663 shares of Class A common stock, (b) 550,569 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2022 and (c) 559 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2022.
(5)Consists of (a) 116,521 shares of Class A common stock, (b) 186,566 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2022 and (c) 3,366 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2022.
(6)Consists of (a) 341,459 shares of Class A common stock (12,500 shares of which were subject to our right of repurchase as of March 31, 2022), (b) 5,864 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2022, (c) 157 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2022 and (d) 2,105,736 shares of Class B common stock held by the John R. Stuelpnagel Trust of which Dr. Stuelpnagel serves as trustee.
(7)Consists of (a) 3,301 shares of Class A common stock, (b) 3,000 shares of Class A common stock held by the Kosaraju Family Trust of which Mr. Kosaraju serves as trustee, (c) 109,167 shares of Class A common stock issuable pursuant to stock options that may be early exercised at any time (82,083 shares of which shall be vested within 60 days of March 31, 2022), (d) 5,864 shares of Class A common stock issuable pursuant to additional stock options exercisable within 60 days of March 31, 2022 and (e) 157 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2022.
(8)Consists of (a) 468 shares of Class A common stock, (b) 205,864 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2022 and (c) 157 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2022.
(9)Consists of (a) 468 shares of Class A common stock, (b) 13,325 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2022 and (c) 157 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2022.
(10)Consists of (a) 411,673 shares of Class A common stock, (b) 41,420 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2022 and (c) 157 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2022. Dr. Roberts does not have voting and dispositive power over the shares held by Venrock and Venrock’s affiliated entities.
(11)Consists of (a) 468 shares of Class A common stock, (b) 100,000 shares of Class A common stock issuable pursuant to stock options that may be early exercised at any time (68,750 shares of which shall be vested within 60 days of March 31, 2022), (c) 5,864 shares of Class A common stock issuable pursuant to additional stock options exercisable within 60 days of March 31, 2022 and (d) 157 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2022.
(12)Consists of (a) 2,145,290 shares of Class A common stock beneficially owned by our named executive officers, current directors and other executive officers (12,500 shares of which were subject to our right of repurchase as of March 31, 2022), (b) 2,247,303 shares of Class A common stock subject to outstanding stock options that are exercisable within 60 days of March 31, 2022 by our named executive officers, current directors and other executive officers, (c) 18,805 shares of Class A common stock issuance pursuant to restricted stock units vesting within 60 days of March 31, 2022 held by our named executive officers, current directors and other executive officers and (d) 8,137,601 shares of Class B common stock beneficially owned by our named executive officers, current directors and other executive officers.

(13)Consists of 6,090,733 shares of Class B Common Stock directly owned by investment companies advised by Fidelity Management & Research Company LLC (“FMR Co.”) an indirect wholly-owned subsidiary of FMR LLC. Based upon a Schedule 13G/A filed by FMR LLC with the SEC on February 9, 2022 (the “Fidelity 13G/A”) on behalf of itself and Abigail P. Johnson (the “Fidelity Entities”), as of December 31, 2021, the Fidelity Entities beneficially owned 7,188,074 shares of Class A common stock. Pursuant to the Fidelity 13G/A: Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC; Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC; the Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares and, accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC; neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by FMR Co., which power resides with the Fidelity Funds’ Boards of Trustees; FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees; and the address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(14)Based upon a Schedule 13G/A filed by Venrock Associates VI, L.P. (“VA VI”), Venrock Partners VI, L.P. (“VP VI”), Venrock Management VI, LLC and Venrock Partners Management VI, LLC with the SEC on February 14, 2022 (the “Venrock 13G”), as of December 31, 2021, Venrock’s ownership consisted of: (a) 962,309 shares of Class A common stock and 3,514,480 shares of Class B common stock held by VA VI and (b) 75,516 shares of Class A common stock and 275,942 shares of Class B common stock held by VP VI. Pursuant to the Venrock 13G/A: Venrock Management VI, LLC is the general partner of VA VI and Venrock Partners Management VI, LLC is the general partner of VP VI, and the address of each of the entities and individuals identified in this footnote is c/o Venrock, 3340 Hillview Avenue, Palo Alto, CA 94304 for its Palo Alto office and 7 Bryant Park, 23rd Floor, New York, NY 10018 for its New York Office.
(15)Based on the Schedule 13G/A filed by Paladin Capital Management, LLC and its affiliated entities and Michael Robert Steed with the SEC on February 12, 2021 (the “Paladin 13G”), as of December 31, 2020, consists of: (a) 2,028,052 shares of Class A common stock held by Paladin Capital Management, LLC (“Paladin”), (b) 1,636,125 shares of Class A common stock held by Paladin Holdings III, L.P. (“Paladin III”), (c) 391,927 shares of Class A common stock held by Paladin Holdings III (Cayman Islands), L.P. (“Paladin III Cayman”), (d) 1,636,125 shares of Class A common stock held by Paladin Capital Group III, LLC (“Paladin Group”), (e) 391,927 shares of Class A common stock held by Paladin Homeland Security Corporation III, Ltd. (“Paladin Homeland”), (f) 676,140 shares of Class A common stock held by Paladin III, LP (“Paladin LP”), (g) 570,657 shares of Class A common stock held by Paladin III (NY City), LP (“Paladin NY LP”), (h) 391,927 shares of Class A common stock held by Paladin III (Cayman Islands), LP (“Paladin Cayman LP”), (i) 194,664 shares of Class A common stock held by Paladin III (HR), LP (“Paladin HR LP”), (j) 194,664 shares of Class A common stock held by Paladin III (CA), LP (“Paladin CA LP”), and (k) 137,147 shares of Class A common stock held by Michael Robert Steed (“Steed”). Pursuant to the Paladin 13G: Paladin Group is the general partner of Paladin III, which is the general partner of the US Funds; Paladin Homeland is the general partner of Paladin III Cayman, which is the general partner of the Cayman Fund; Steed is the managing partner of Paladin, and ultimately controls Paladin Group and Paladin Homeland, which control the general partners of the US Funds and the Cayman Fund; and the address of each entity of each of the entities is Paladin Capital Management Group, LLC, 2020 K Street, NW, Suite 620, Washington DC 20006.
(16)Based upon the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 3, 2022, as of December 31, 2021, BlackRock, Inc.’s ownership consisted of 8,018,634 shares of Class A common stock owned. The address for the entity identified in this footnote is 55 East 52nd Street New York, NY 10055.
(17)Based upon the Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2022, as of December 31, 2021, The Vanguard Group’s ownership consisted of 7,554,042 shares of Class A common stock held by Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd., Vanguard Investments Canada Inc., Vanguard Investment Hong Kong Limited and Vanguard Investments UK, limited, collectively. The address of the reporting entity identified in this footnote is 100 Vanguard Blvd. Malvern, PA 19355.
(18)Consists of: (a) 1,250,000 shares of Class A common stock owned directly by Foresite Capital Fund I, L.P. (“FCF I”), (b) 2,503,528 shares of Class A common stock owned directly by Foresite Capital Fund II, L.P. (“FCF II”), (c) 1,250,000 shares of Class A common stock owned directly by Foresite Capital Management I, LLC (“FCM I”) and (d) 2,503,528 shares of Class A common stock owned directly by Foresite Capital Management II, LLC (“FCM II”). Based solely upon a Schedule 13G/A filed by FCF I, FCF II, FCM I, FCM II and James Tananbaum with the SEC on February 16, 2021 (the “Foresite 13G”): FCM I, is the general partner of FCF I and may be deemed to have sole voting and dispositive power over shares held by FCF I; FCM II is the general partner of FCF II and may be deemed to have sole voting and dispositive power over shares held by FCF II; James B. Tananbaum (“Mr. Tananbaum”), in his capacity as managing member of FCM I and FCM II, may be deemed to have sole voting and dispositive power over such shares; and each of the entities identified in this footnote is c/o Foresite Capital Management, 600 Montgomery Street, Suite 4500, San Francisco, CA 94111.
(19)Based upon the Schedule 13G filed by Baillie Gifford & Co. (Scotland, U.K.) with the SEC on January 18, 2022, as of December 31, 2021, Baillie Gifford & Co.'s ownership consisted of 6,878,377 shares of Class A common stock held by Baillie Gifford & Co., and/or one or more of its investment adviser subsidiaries. The address of Baillie Gifford & Co., is Carlton Square, 1 Greenside Row, Edinburgh, EH1 3AN, Scotland, United Kingdom.
(20)Based upon the Schedule 13G/A filed by Meritech Capital Partners V L.P. (“MCP V”) with the SEC on February 16, 2021 (the “Meritech 13G”), as of December 31, 2020, Meritech Capital Partners’ ownership consisted of: (a) 2,104,329 shares of Class A common stock held by MCP V, (b) 73,042 shares of Class A common stock held by Meritech Capital Affiliates V L.P. (“MC AFF V”), (c) 403,604 shares of Class A common stock held by Meritech Capital Partners V Sidecar L.P. (“MC Sidecar V”) and (d) 2,580,975 shares of Class A common stock held by Meritech Capital Associates V L.L.C. (“MCA V”). Pursuant to the Meritech 13G, MCA V is the general partner of each of MCP V, MC AFF V and MCV Sidecar V, and may be deemed to have indirect beneficial ownership of such shares. The address of each of the entities is Meritech Capital Partners, 245 Lytton Ave, Suite 125, Palo Alto, CA 94301.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions since January 1, 2021 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions meeting this criteria to which we have been or will be a party other than our compensation arrangements, including employment, termination of employment and change in control arrangements, which are described where required under the sections titled “Executive Compensation” and “Director Compensation.”
Equity Awards to Directors and Executive Officers
We have granted stock options and restricted stock units to our directors and executive officers. For more information regarding the equity awards granted to our directors and named executive officers in 2021 see the sections titled “Executive Compensation” and “Director Compensation.”
Limitation of Liability and Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that no director would be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law. For more information regarding the limitations of liability and indemnification see the section titled “Limitation of Liability and Indemnification.”
Related Party Transaction Policy
We have adopted a formal written policy that applies to our executive officers, directors, holders of more than 5% of any class of our voting securities and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons are not permitted to enter into a related-party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which fall under the “safe harbor” provisions of those sections and that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s future compensation decisions, organization and performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or variations of them or similar terminology. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. The company’s performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the SEC. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this Proxy Statement to reflect any change except as required by law.
OTHER MATTERS
Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to the fiscal year ended December 31, 2021, except for the following delinquent reports: for each of Drs. Hindson and Saxonov and Messrs. Crutchfield and McAnear a Form 4 reporting equity awards granted on March 19, 2021 and filed late on May 26, 2021 due to an administrative oversight.
Fiscal Year 2021 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K filed with the SEC on February 18, 2022 (File No. 001-39035). This Proxy Statement and our Annual Report are posted on the company’s website at https://investors.10xgenomics.com/ in the “Financials—SEC Filings” section of our Investors webpage and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to 10x Genomics, Inc., Attn: Secretary, 6230 Stoneridge Mall Road, Pleasanton, California 94588.
Company Website
We maintain a website at www.10xgenomics.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available via the internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

•Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.astfinancial.com and log into your account to enroll.
•Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may contact American Stock Transfer & Trust Company, LLC, our transfer agent, through its website at www.astfinancial.com or by phone at (800) 937-5449.

PROPOSALS OF STOCKHOLDERS FOR OUR 2023 ANNUAL MEETING
Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2023 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 30, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
10x Genomics, Inc.
Attn: Secretary
6230 Stoneridge Mall Road
Pleasanton, CA 94588
Our amended and restated bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders (including a proposal to be included in our Proxy Statement). Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (a) pursuant to a notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 of our amended and restated bylaws, (b) by or at the direction of our board of directors or any authorized committee thereof or (c) by any stockholder of 10x Genomics, Inc. who is entitled to vote at the meeting and who complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of Section 2.03 of our amended and restated bylaws and who was a stockholder of record at the time such notice is delivered to our Secretary. To be timely for our 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than February 15, 2023; and
•not later than March 17, 2023.
In the event that we hold our 2023 annual meeting of stockholders more than 30 days before or more than 70 days after June 15, 2023, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to such annual meeting; or
•the 10th day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements of our amended and restated bylaws or other applicable requirements.
Nomination of Director Candidates
You may propose director candidates for consideration by our nominating and corporate governance committee by providing the information required by our amended and restated bylaws. Any such recommendations should include, among other things outlined in our amended and restated bylaws, the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above.
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above.
Universal Proxy Rules
To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 16, 2023.

Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Our board of directors does not know of any matter to be brought before the 2022 Annual Meeting other than the matters set forth in the Notice of 2022 Annual Meeting of Stockholders and matters incident to the conduct of the 2022 Annual Meeting. If any other matter should properly come before the 2022 Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment. It is important that your shares of common stock be represented at the 2022 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, by using the Internet or by mail at your earliest convenience, as instructed on the Notice of Internet Availability of Proxy Materials.

By order of the Board of Directors,

Serge Saxonov
Chief Executive Officer and Director
April 29, 2022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 14, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 10, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TXG2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 14, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 10, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received prior to June 14, 2022 for shares held directly and by June 10, 2022 for shares held in a Plan.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D85285-P72352

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

10X GENOMICS, INC.

The Board of Directors recommends you vote FOR the following:

1. The election of the Class III director nominees named in our Proxy Statement to hold office for a three year term expiring at our 2025 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

Nominees:	For	Against	Abstain
1a. Sri Kosaraju	☐	☐	☐
1b. Mathai Mammen, M.D., Ph.D.	☐	☐	☐
1c. Shehnaaz Suliman, M.D., M.Phil., M.B.A.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2022.	☐	☐	☐
3. Approve, on an advisory, non-binding basis, the compensation of our named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D85286-P72352

10X GENOMICS, INC.
Annual Meeting of Stockholders
June 15, 2022, 1:30 PM, Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Serge Saxonov and Justin J. McAnear, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of 10X GENOMICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM, Pacific Time on June 15, 2022, virtually at www.virtualshareholdermeeting.com/TXG2022, and any adjournment or postponement thereof and further authorize(s) such proxies to vote in their discretion upon such other business as may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side